As filed with the Securities and Exchange Commission on April ____, 2009

Registration No. ___________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————————

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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CORD BLOOD AMERICA, INC.

(Exact name of registrant as specified in its charter)

Florida	8071	65-1078768
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

501 Santa Monica Blvd., Suite 700, Santa Monica, CA 90401
(310) 432-4090
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

———————————

Matthew Schissler, Chief Executive Officer
501 Santa Monica Blvd., Suite 700
Santa Monica, California 90401
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

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Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer		Accelerated filer
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company	✓

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee	Date Due
Common stock, $0.0001 par value	294,996,659(1)	$0.005	$1,327,485	$74.07
Total	294,996,659	$0.005	$1,327,485	$74.07

———————

1.

These shares are being registered pursuant to a Securities Purchase Agreement dated as of June 27, 2008 and the Amendment No.1 to Securities Purchase Agreement dated as of January 22, 2009 each between  Cord Blood America, Inc and Tangiers Investors, LP.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

DATED MAY 1, 2009

PROSPECTUS

CORD BLOOD AMERICA, INC.

294,996,659 Shares of Common Stock

This prospectus (the “Prospectus”) relates to the resale of 294,996,659 shares of our common stock, par value of $0.0001, by certain individuals and entities who beneficially own shares of our common stock. We are not selling any shares of our common stock in this offering and therefore we will not receive any proceeds from this offering. However, the Company will receive proceeds from the sale of our common stock under the Securities Purchase Agreement which was entered into between the Company and Tangiers Investors, LP, (“Tangiers”), the selling stockholder. We agreed to allow Tangiers to retain 10% of the proceeds raised under the Securities Purchase Agreement, which is more fully described below.

Pursuant to the Securities Purchase Agreement, we may, at our discretion, periodically issue and sell to Tangiers shares of our common stock for a total purchase price of $4,000,000. We have obtained approximately $225, 000 in cash advances under the Securities Purchase Agreement which means we have approximately $3,775,000 we available to us under the Securities Purchase Agreement.  Prior to this registration statement being filed with the Securities and Exchange Commission, the Company filed a registration statement to register the 47,562,096 shares of common stock issuable pursuant to the Securities Purchase Agreement. The Securities and Exchange Commission declared the registration statement effective on January 26, 2009. This means that we can now issue those shares to Tangiers in order to receive advances under our Securities Purchase Agreement with Tangiers. Under this registration statement we are registering an additional 294,996,659 shares of our common stock. We will issue these additional shares to Tangiers in order to receive advances under the Securities Purchase Agreement. This registration statement must be declared effective prior to us being able to issue those additional shares to Tangiers so that we may obtain cash advances under the Securities Purchase Agreement.

On January 22, 2009, we entered into Amendment No.1 to Securities Purchase Agreement with Tangiers (the “Amendment”). The Amendment removed the Floor Price under the Securities Purchase Agreement which was previously set at $0.01, which meant that if our stock price fell below $0.01 we could not sell our stock to Tangiers in order to receive cash advances under the Securities Purchase Agreement. By removing this limitation we can now sell shares of our common stock to Tangiers if the stock price falls below $0.01. The Amendment also revised the “Maximum Advance Amount” under the Securities Purchase Agreement so that the maximum amount of each advance that the Company could draw under the Securities Purchase Agreement would be limited to the average daily trading volume in dollar amount during the 10 trading days preceding the advance date. No advance will be made in an amount lower than the $10,000 or higher than $250,000. Finally, the Amendment eliminated the Company’s right to terminate the Securities Purchase Agreement with 45 days written notice in the event the Company’s stock price remained at an amount equal to 50% of the floor price of $0.01 and remained there for a period of at least 90 days.

The shares of our common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices. On April 22, 2009, the last reported sale price of our common stock was $0.005 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “CBAI.OB.” These prices will fluctuate based on the demand for the shares of our common stock. Tangiers is a selling stockholder under this registration statement and intends to sell shares that we will issue to them pursuant to the Securities Purchase Agreement so that we may receive financing pursuant to the Securities Purchase Agreement. As of April 3, 2009 the number of shares that we are registering for sale under this registration statement, upon issuance would equal approximately 30% of our outstanding common stock. With the exception of Tangiers, who is an “underwriter” within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of our common stock by the selling stockholders will be placed in escrow, trust or any similar account.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is April __, 2009

CORD BLOOD AMERICA, INC.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

RISK FACTORS

5

FORWARD LOOKING STATEMENTS

10

USE OF PROCEEDS

12

DETERMINATION OF OFFERING PRICE

12

DILUTION

12

SELLING SHAREHOLDERS

13

PLAN OF DISTRIBUTION

14

DESCRIPTION OF SECURITIES TO BE REGISTERED

20

EXPERTS

21

VALIDITY OF SECURITIES

21

DESCRIPTION OF BUSINESS

21

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION  AND
RESULTS OF OPERATIONS

27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

35

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS FOR THE PERIOD ENDED
SEPTEMBER 30, 2008

42

INFORMATION NOT REQUIRED IN PROSPECTUS

66

SIGNATURES

75

POWER OF ATTORNEY

75

i

GENERAL

As used in this Prospectus, references to “the Company,” “Cord” “we”, “our,” “ours” and “us” refer to Cord Blood America, Inc., unless otherwise indicated. In addition, any references to our “financial statements” are to our consolidated financial statements except as the context otherwise requires.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Corporate Background and Our Business

We are engaged in the business of collecting, testing, processing and preserving umbilical cord blood, thereby allowing families to preserve cord blood at the birth of a child for potential use in future stem cell therapy. We are primarily a holding company whose subsidiaries include Cord Partners, Inc., CorCell Co. Inc., CorCell Ltd., (“Cord”), CBA Professional Services, Inc. D/B/A BodyCells, Inc. (“BodyCells”), CBA Properties, Inc. (“Properties”), and Career Channel Inc, D/B/A Rainmakers International (“Rain”)/ BodyCells is in development stage and is in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential use in stem cell therapy. Properties was formed to hold the corporate trademarks and any other intellectual property of the Company and its subsidiaries. Rain was acquired in February 2005 and is engaged in the business of advertising. Rain specializes in delivering leads to corporate customers through national television and radio campaigns.

Our headquarters are located at 501 Santa Monica Blvd., Ste. 700, Santa Monica, CA 90401. Our website is located at www.cordblood-america.com. Our telephone number is 310-432-4090.

Going Concern

Our consolidated financial statements have been prepared assuming we will continue as a going concern. We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $24.9 million as of December 31, 2008. In addition, we have a working capital deficit of approximately $13.4 million as of December 31, 2008. We had net losses of $6.9 million and $6.0 million for the years ended December 31, 2008 and 2007, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

Management has been able, thus far, to finance the losses and the growth of the business, through private placements of its common stock, the issuance of debt and proceeds from the Equity Distribution Agreement, the Shelter Securities Purchase Agreement and the Enable Securities Purchase Agreement. We are continuing to attempt to increase revenues within its core businesses. In addition, we are exploring alternate ways of generating revenues through acquiring other businesses in the stem cell industry.  Prior to this registration statement being filed with the Securities and Exchange Commission, the Company filed a registration statement to register the 47,562,096 shares of common stock issuable pursuant to the Securities Purchase Agreement. The Securities and Exchange Commission declared the registration statement effective on January 26, 2009. This means that we can now issue those shares to Tangiers in order to receive advances under our Securities Purchase Agreement with Tangiers. Under this registration statement we are registering an additional 294,996,659 shares of our common stock. We will issue these additional shares to Tangiers in order to receive advances under the Securities Purchase Agreement. This registration statement must be declared effective prior to us being able to issue those additional shares to Tangiers so that we may obtain cash advances under the Securities Purchase Agreement.

On January 22, 2009, we entered into Amendment No.1 to Securities Purchase Agreement with Tangiers (the “Amendment”). The Amendment removed the Floor Price under the Securities Purchase Agreement which was previously set at $0.01, which meant that if our stock price fell below $0.01 we could not sell our stock to Tangiers in order to receive cash advances under the Securities Purchase Agreement. By removing this limitation we can now sell shares of our common stock to Tangiers if the stock price falls below $0.01. The Amendment also revised the “Maximum Advance Amount” under the Securities Purchase Agreement so that the maximum amount of each advance that the Company could draw under the Securities Purchase Agreement would be limited to the average daily trading volume in dollar amount during the 10 trading days preceding the advance date. No advance will be made in an amount lower than the $10,000 or higher than $250,000. Finally, the Amendment eliminated the Company’s right to terminate the Securities Purchase Agreement with 45 days written notice in the event the Company’s stock price remained at an amount equal to 50% of the floor price of $0.01 and remained there for a period of at least 90 days.

The Company has taken steps to reduce its overall spending through the reduction of headcount and cuts in sales and administrative expenses. The ongoing execution of our business plan is expected to result in operating losses over the next twelve months. There are no assurances that we will be successful in achieving its goals of increasing revenues and reaching profitability.

In view of these conditions, our ability to continue as a going concern is dependent upon our ability to meet its financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event we cannot continue as a going concern.

Summary Financial Information

In the table below, we provide you with summary financial data for our company. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read it along with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2008 AND DECEMBER 31, 2007

	December 31, 2008	December 31, 2007
ASSETS

Current assets:
Cash	$—	$338,828
Accounts receivable, net of allowance for doubtful accounts of $45,000 and $35,000	106,075	92,559
Supplies	2,574	5,345
Prepaid expenses	47,685	67,544
Total current assets	156,334	504,276
Property and equipment, net of accumulated depreciation and amortization of $293,741 and $204,806	49,435	138,370
Deferred financing costs	648,767	1,210,109
Customer contracts and relationships, net of amortization of $954,124 and $456,751	4,371,594	4,868,967
Deposits	20,130	10,683
Domain name, net of amortization of $115 and $73	285	326
Other assets	670	670
Total assets	$5,247,215	$6,733,401

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Bank overdraft	$17,083	$—
Accounts payable	1,173,850	999,393
Accrued expenses	2,161,704	1,830,809
Deferred revenue	1,194,987	1,043,260
Advances from Officers	120,448	188,955
Capital lease obligations	2,589	3,734
Derivatives Liability	2,098,318	1,309,854
Promissory notes payable, net of unamortized discount of $1,309,384 and $4,086,914	6,824,915	4,523,533
Total current liabilities	13,593,894	9,899,538
Stockholders’ deficit:
Preferred stock, $.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.0001 par value, 950,000,000 shares authorized, 439,342,817 and 195,558,923 shares issued and outstanding, inclusive of treasury shares	43,923	19,569
Additional paid-in capital	28,697,523	31,985,408
Common stock held in treasury stock, 41,266,667 and 46,266,667 shares	(12,159,833)	(17,159,833)
Accumulated deficit	(24,928,292)	(18,011,281)
Total stockholders’ deficit	(8,346,679)	(3,166,137)
Total liabilities and stockholders’ deficit	$5,247,215	$6,733,401

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Year Ended December 31,
	2008	2007

Revenue	$4,169,949	$5,811,267
Cost of services	1,840,418	3,838,018
Gross Profit	2,329,531	1,973,249

Administrative and selling expenses	3,695,403	5,883,998

Loss from operations	(1,365,872)	(3,910,749)

Interest expense and change in derivatives liability	(5,551,139)	(2,083,255)

Net loss before income taxes	(6,917,011)	(5,994,004)

Income taxes	0	0

Net Loss	$(6,917,011)	$(5,994,004)

Basic and diluted loss per share	$(0.03)	$(0.04)
Weighted average common shares outstanding	267,912,505	141,940,070

ABOUT THIS OFFERING

Securities Being Offered	Up to 294,996,659 shares of common stock in Cord Blood America, Inc.

Initial Offering Price

The selling shareholders will sell our shares at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices.

Terms of the Offering	The selling shareholders will determine the terms relative to the sale of the common stock offered in this Prospectus.

Termination of the Offering

The offering will conclude when all of the 294,996,659 shares of common stock have been sold or at a time when the Company, in its sole discretion, decides to terminate the registration of the shares. The Company may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933. We may also terminate the offering for no given reason whatsoever.

Tangiers, as an underwriter, cannot avail itself of the provisions of Rule 144 in order to resell the shares of common stock issued to it under the Securities Purchase Agreement.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Common Stock Issued Before Offering	1,141,862,517 shares of our common stock are issued and outstanding as of the date of this prospectus.

Common Stock Issued After Offering (1)	1,436,859,176 shares of common stock.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
——————— (1) Assumes the issuance to Tangiers of all shares being registered under the Securities Purchase Agreement.

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks related to our Securities Purchase Agreement

Existing stockholders will experience significant dilution from our sale of shares under the Securities Purchase Agreement.

The sale of shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly as we sell shares pursuant to the Securities Purchase Agreement. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution. Our common stock outstanding after this offering will be equal to 1,436,859,176 shares.

The investor under the Securities Purchase Agreement will pay less than the then-prevailing market price of our common stock

The common stock to be issued under the Securities Purchase Agreement will be issued at 90% of the daily volume weighted average price of our common stock during the five consecutive trading days immediately following the date we send an advance notice to the investor and is subject to further reduction provided in the Securities Purchase Agreement. These discounted sales could also cause the price of our common stock to decline.

The sale of our stock under the Securities Purchase Agreement could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the Securities Purchase Agreement could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

We may be limited in the amount we can raise under the Securities Purchase Agreement because of concerns about selling more shares into the market than the market can absorb without a significant price adjustment.

The Company intends to exert its best efforts to avoid a significant downward pressure on the price of its common stock by refraining from placing more shares into the market than the market can absorb. This potential adverse impact on the stock price may limit our willingness to use the Securities Purchase Agreement. Until there is a greater trading volume, it seems unlikely that we will be able to access the maximum amount we can draw without an adverse impact on the stock price

We will not be able to use the Securities Purchase Agreement if the shares to be issued in connection with an advance would result in Tangiers owning more than 9.9% of our outstanding common stock.

Under the terms of the Securities Purchase Agreement, we may not request advances if the shares to be issued in connection with such advances would result in Tangiers and its affiliates owning more than 9.9% of our outstanding common stock. We are permitted under the terms of the Securities Purchase Agreement to make limited draws on the Securities Purchase Agreement so long as Tangiers beneficial ownership of our common stock remains lower than 9.9%. A possibility exists that Tangiers and its affiliates may own more than 9.9% of our outstanding common stock (whether through open market purchases, retention of shares issued under the Securities Purchase Agreement, or otherwise) at a time when we would otherwise plan to obtain an advance under the Securities Purchase Agreement. As such, by operation of the provisions of the Securities Purchase Agreement, the Company may be prohibited from procuring additional funding when necessary due to these provisions discussed above.

The Securities Purchase Agreement will restrict our ability to engage in alternative financings.

The structure of transactions under the Securities Purchase Agreement will result in the Company being deemed to be involved in a near continuous indirect primary public offering of our securities. As long as we are deemed to be engaged in a public offering, our ability to engage in a private placement will be limited because of integration concerns and therefore limits our ability to obtain additional funding if necessary. If we do not obtain the necessary funds required to maintain the operations of the business and to settle our liabilities on a timely manner, the business will inevitable suffer.

Risks Related To Our Business

We Have Been The Subject Of A Going Concern Opinion By Our Independent Auditors Who Have Raised Substantial Doubt As To Our Ability To Continue As A Going Concern

Our consolidated financial statements have been prepared assuming we will continue as a going concern. We have experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $24.9 million as of December 31, 2008. In addition, we have a working capital deficit of approximately $13.4 million as of December 31, 2008. We had net losses of $6.9 million and $5.7 million for the years ended December 31, 2008 and 2007, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

We May Not Be Able To Increase Sales Or Otherwise Successfully Operate Our Business, Which Could Have A Significant Negative Impact On Our Financial Condition

We believe that the key to our success is to increase sales of our cord blood preservation services as well as our advertising services and thereby increase our revenues and available cash. Our success with regard to cord blood preservation services will depend in large part on widespread market acceptance of cryo-preservation of cord blood and our efforts to educate potential customers and sell our services. Broad use and acceptance of our service requires marketing expenditures and education and awareness of consumers and medical practitioners. We may not have the resources required to promote our services and their potential benefits. Successful commercialization of our services will also require that we satisfactorily address the needs of various medical practitioners that constitute a target market to reach consumers of our services and to address potential resistance to recommendations for our services. If we are unable to gain market acceptance of our services, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

Our efforts to increase our sales and revenues of advertising and direct response marketing services could be adversely impacted by the need for direct to consumer advertising services and the strength of the United States economy, especially for the small to mid-sized businesses that comprise the majority of our client base. Since downturns in the economy have generally had a more severe effect upon smaller companies, especially single-product companies, any changes or anticipated changes in the economy which cause these companies to reduce their advertising, marketing and promotion budget could negatively impact our advertising and direct response marketing business.

Because of our dependence on a limited number of customers, our failure to attract new clients for our advertising business could impair our ability to continue successful operations. The absence of a significant client base may impair our ability to attract new clients. Our failure to develop and sustain long-term relationships with our clients would impair our ability to continue our direct response marketing business, as a significant number of our agreements for advertising are for short-term or single project engagements. If our clients do not continue to use our services, and if we are unable to replace departing clients or generate new business in a timely or effective manner our business could be significantly and adversely affected.

We may not be able to increase our sales or effectively operate our business. To the extent we are unable to achieve sales growth, we may continue to incur losses. We may not be successful or make progress in the growth and operation of our business. Our current and future expense levels are based on operating plans and estimates of future sales and revenues and are subject to increase as strategies are implemented. Even if our sales grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Accordingly, any significant shortfall in revenues would likely have an immediate material adverse effect on our business, operating results and financial condition. Further, if we substantially increase our operating expenses to increase sales and marketing, and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business. To the extent we implement cost reduction efforts to align our costs with revenue, our sales could be adversely affected.

We May Be Unable To Manage Growth, Which May Impact Our Potential Profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•

Establish definitive business strategies, goals and objectives

•

Maintain a system of management controls

•

Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

We Are Dependent Upon External Financing To Fund Our Ongoing Operations And Implement Our Business Plan.

Currently, we are dependent upon external financing to fund our operations. It is imperative that we receive this external financing to implement our business plan and to finance ongoing operations. New capital may not be available and adequate funds may not be sufficient for our operations, and may not be available when needed or on terms acceptable to our management. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our operations and may hinder our ability to expand or continue our business.

We Are Dependent Upon A Third Party Facility For The Storage Of Umbilical Cord Blood; If Our Storage Arrangements Terminate Or The Facility Fails For Any Reason, We May Not Be Able To Provide Cord Blood Banking Services For Some Period Of Time.

We do not own or operate a storage facility for umbilical cord blood. On August 1, 2007, we entered into an agreement with Progenitor Cell Therapy, LLC (“PCT”) for testing, processing and storage of cord blood samples, and terminated an agreement with Bergen Community Regional Blood Center (“Bergen”). If our agreement with PCT were to terminate for any reason, we believe that comparable services could be secured from another provider at comparable cost within the contractual notice period. However, we may not be able to secure such terms or secure such terms within such time frame. In such event, we may not be able to continue to provide our cord blood banking services for some period of time or our expenses of storage may increase, or both. This would have an adverse effect on our financial condition and results of operations.

All cord blood collected from our customers is stored in Paramus, New Jersey. If our storage arrangements with the facility terminate for any reason, we may not be able to continue to provide our cord blood banking services for some period of time. Even if we are able to negotiate an extension of our existing agreement or enter into one or more new agreements, we may not be able to obtain favorable terms.

Any material disruption in the ability to maintain continued, uninterrupted storage systems could have a material adverse effect on our business, operating results and financial condition. Our systems and operations are vulnerable to damage or interruption from fire, flood, break-ins, tornadoes and similar events for which we may not carry sufficient business interruption insurance to compensate us for losses that may occur.

We Are Dependent Upon A Patent License Agreement For Certain Technology And Processes Utilized To Collect, Process And Store Umbilical Cord Blood; If Our Licensing Arrangement Terminates For Any Reason, We May Not Be Able To Collect, Process Or Store Umbilical Cord Blood For Some Period Of Time.

Pursuant to the Patent License Agreement, we may, on a non-exclusive basis, collect, process and store cord blood utilizing PharmaStem technology and processes covered by its patents for so long as the patents remain in effect. If our licensing arrangement with PharmaStem terminates for any reason, then we may not be able to provide our cord blood banking services for some period of time, if at all. Even if we are able to negotiate a new agreement with PharmaStem, we may not be able to obtain favorable terms.

If We Do Not Obtain And Maintain Necessary Domestic Regulatory Registrations, Approvals And Comply With Ongoing Regulations, We May Not Be Able To Market Our Cord Blood Banking Services.

The cord blood banking services that we provide are currently subject to FDA regulations requiring infectious disease testing. The cord blood facility we use has registered with the FDA as a cord blood banking service, listed its products with the FDA, and will be subject to FDA inspection. In addition, the FDA has proposed new good tissue practice regulations that would establish a comprehensive regulatory program for human cellular and tissue-based products as well as proposed rules for donor suitability. Consistent with industry practice, our cord blood collection kits have not been cleared as a medical device. The FDA has announced that it will implement more regulatory procedures for cord blood banking in 2006. This new regulation may require medical device pre-market notification clearance or approval for the collection kits. Securing any necessary medical device clearance or approval for the cord blood collection kits may involve the submission of a substantial volume of data and may require a lengthy substantive review. This would increase costs and could reduce profitability. The FDA could also require that we cease using the collection kit and require medical device pre-market notification clearance or approval prior to further use of the kits. This could cause us to cease operations for some period of time.

We may not be able to comply with any future regulatory requirements, including product standards that may be developed after the date hereof. Moreover, the cost of compliance with government regulations may adversely affect revenue and profitability.

Failure to comply with applicable regulatory requirements can result in, among other things, injunctions, operating restrictions, and civil fines and criminal prosecution. Delays or failure to obtain registrations could have a material adverse effect on the marketing and sales of services and impair the ability to operate profitably in the future.

Of the states in which we provide cord blood banking services, only California, New Jersey and New York currently require that cord blood banks be licensed. We maintain the required procurement service licenses of the states of California, New York and New Jersey. If other states adopt requirements for the licensing of cord blood banking services, either the cord blood storage facility, or we may have to obtain licenses to continue providing services in those states.

Because Our Industry Is Subject To Rapid Technological And Therapeutic Changes And New Developments, Our Future Success Will Depend On The Continued Viability Of The Use Of Stem Cells And Our Ability To Respond To The Changes.

The use of stem cells in the treatment of disease is a relatively new technology and is subject to potentially revolutionary technological, medical and therapeutic changes. Future technological and medical developments could render the use of stem cells obsolete. In addition, there may be significant advances in other treatment methods, such as genetics, or in disease prevention techniques, which could significantly reduce the need for the services we provide. Therefore, changes in technology could affect the market for our services and necessitate changes to those services. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes, to offer on a timely basis, services that meet these evolving standards and demand of our customers. Expectant parents may not use our services and our services may not provide competitive advantages with current or future technologies. Failure to achieve increased market acceptance could have a material adverse effect on our business, financial condition and results of operations.

Our Markets Are Increasingly Competitive And, In The Event We Are Unable To Compete Against Larger Competitors, Our Business Could Be Adversely Affected.

Cord blood banking and stem cell preservation is becoming an increasingly competitive business. Our business faces competition from other operators of cord blood and stem cell preservation businesses and providers of cord blood and stem cell storage services. Competitors with greater access to financial resources may enter our markets and compete with us. Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than we do. Established competitors, who have substantially greater financial resources and longer operating histories than us, are able to engage in more substantial advertising and promotion and attract a greater number of customers and business than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability. In the event that we are not able to compete successfully, our business will be adversely affected and competition may make it more difficult for us to grow our revenue and maintain our existing business.

The advertising and direct marketing service industry is highly competitive. We compete with major national and international advertising and marketing companies and with major providers of creative or media services. The client’s perception of the quality of our creative product, our reputation and our ability to serve clients are, to a large extent, factors in determining our ability to generate and maintain advertising business. Our size and our lack of significant revenue may affect the way that potential clients view us.

Our Information Systems Are Critical To Our Business And A Failure Of Those Systems Could Materially Harm Us.

We depend on our ability to store, retrieve, process and manage a significant amount of information. If our information systems fail to perform as expected, or if we suffer an interruption, malfunction or loss of information processing capabilities, it could have a material adverse effect on our business.

We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations.

Our success largely depends on the efforts and abilities of our Chief Executive Officer, Matthew L. Schissler. The loss of his services could materially harm our business because of the cost and time necessary to find his successor. Such a loss would also divert management’s attention away from operational issues. We do not presently maintain key-man life insurance policies on our Chief Executive Officer. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract sufficient number and quality of staff.

Trading of our stock may be restricted by the Securities Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements, (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as “likely,” “will,” “suggests,” “target,” “may,” “would,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We undertake no obligation to update forward-looking statements.

THE OFFERING

This offering relates to the sale of our common stock by selling stockholders, who intend to sell up to 294,996,659 shares of our common stock which are subject to issuance under the Securities Purchase Agreement, dated June 27, 2008. Pursuant to the Securities Purchase Agreement, we may, at our discretion, periodically issue and sell to Tangiers shares of our common stock for a total purchase price of $4,000,000. We have obtained approximately $225, 000 in cash advances under the Securities Purchase Agreement which means we have approximately $3,775,000 we available to us under the Securities Purchase Agreement.  Prior to this registration statement being filed with the Securities and Exchange Commission, the Company filed a registration statement to register the 47,562,096 shares of common stock issuable pursuant to the Securities Purchase Agreement. The Securities and Exchange Commission declared the registration statement effective on January 26, 2009. This means that we can now issue those shares to Tangiers in order to receive advances under our Securities Purchase Agreement with Tangiers. Under this registration statement we are registering an additional 294,996,659 shares of our common stock. We will issue these additional shares to Tangiers in order to receive advances under the Securities Purchase Agreement. This registration statement must be declared effective prior to us being able to issue those additional shares to Tangiers so that we may obtain cash advances under the Securities Purchase Agreement.

On January 22, 2009, we entered into Amendment No.1 to Securities Purchase Agreement with Tangiers. Amendment No.1 removed the Floor Price under the Securities Purchase Agreement which was previously set at $0.01, which meant that if our stock price fell below $0.01 we could not sell our stock to Tangiers in order to receive cash advances under the Securities Purchase Agreement. By removing this limitation we can now sell shares of our common stock to Tangiers if the stock price falls below $0.01. This registration statement must be declared effective by the Securities and Exchange Commission prior to us being able to issue those shares to Tangiers so that we may obtain cash advances under the Securities Purchase Agreement.

The commitment amount of the Securities Purchase Agreement is $4,000,000. After estimated fees and offering costs, we will receive net proceeds of approximately $3,550,000 provided we are able to continue to maintain a sufficient number of shares authorized for issuance under the Securities Purchase Agreement and are able to register those shares for issuance to Tangiers. We will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 294,996,659 shares of our common stock we will only be able to receive approximately $1,327,485.

Pursuant to the Securities Purchase Agreement, we may, at our discretion, periodically issue and sell to Tangiers shares of our common stock for a total purchase price of $4,000,000. The amount of each advance is subject to a maximum advance amount of $250,000, and we may not submit any advance within 10 trading days of a prior advance. The Company may only draw under an amount equal to the average daily trading volume in dollar amount during the 10 trading days preceding the advance date. Subject to various conditions specified therein, Tangiers is required to purchase any and all shares that the Company seeks to sell to it under the Securities Purchase Agreement.

Tangiers intends to sell any shares purchased under the Securities Purchase Agreement at the then prevailing market price. Tangiers may sell shares of our common stock that are subject to a particular advance before it actually receives those shares. These sales of our common stock in the public market could lower the market price of our common stock. In the event that the market price of our common stock decreases, we would not be able to draw down the remaining balance available under the Securities Purchase Agreement with the number of shares being registered in the accompanying registration statement.

Under the terms of the Securities Purchase Agreement, Tangiers is prohibited from engaging in short sales of our stock. Short selling is the act of borrowing a security from a broker and selling it, with the understanding that it must later be bought back (hopefully at a lower price) and returned to the broker. Short selling is a technique used by investors who try to profit from the falling price of a stock. Among other things, this Prospectus relates to the shares of our common stock to be issued under the Securities Purchase Agreement. There are substantial risks to investors as a result of the issuance of shares of our common stock under the Securities Purchase Agreement. These risks include dilution of our shareholders, significant declines in our stock price and our inability to draw sufficient funds when needed.

There is an inverse relationship between our stock price and the number of shares to be issued under the Securities Purchase Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Securities Purchase Agreement for a given advance.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. There will be no proceeds to us from the sale of shares of our common stock in this offering. The selling stockholders will receive all such proceeds.

However, we will receive proceeds from the sale of shares of our common stock to Tangiers under the Securities Purchase Agreement. Tangiers will purchase our shares of common stock under the Securities Purchase Agreement at a 10% discount to the current market price. The purchase price of the shares purchased under the Securities Purchase Agreement will be equal to 90% of the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five (5) consecutive trading days immediately following the notice date.

Pursuant to the Securities Purchase Agreement, we cannot draw more than $250,000 every five trading days.

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Securities Purchase Agreement. The table assumes estimated offering expenses of $50,000, plus 10% payable to Tangiers under the Securities Purchase Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds:	$1,327,485	$2,000,000	$3,000,000	$4,000,000
Net proceeds:	$1,277,485	$1,800,000	$2,700,000	$3,600,000
Number of shares that would have to be issued under the Securities Purchase Agreement at an assumed offering price equal to $0.0045(which is 90% of an assumed market price of $0.005)	294,996,659	444,444,444	666,666,667	888,888,889
USE OF PROCEEDS
General Working Capital	$1,277,485	$1,800,000	$2,700,000	$3,600,000
Total	$1,277,485	$1,800,000	$2,700,000	$3,600,000

The Securities Purchase Agreement limits our use of proceeds to general corporate purposes, including, without limitation, the payment of loans incurred by us. In no event can we use the net proceeds from the Securities Purchase Agreement for the payment (or loan to any such person for the payment) of any judgment, or other liability incurred by any executive officer, officer, director or employee of ours, except for any liability owed to such person for services rendered, or if any judgment or other liability is incurred by such person originating from services rendered to us, or we have indemnified such person from liability.

We have chosen to pursue the Securities Purchase Agreement funding because it will make a large amount of cash available to us with the advantage of allowing us to decide when, and how much, we will draw from this financing. We will be in control of the draw down amounts and hope to be able to draw down from the Securities Purchase Agreement whenever the Company deems that such funds are needed. Our objective will be to draw down on the Securities Purchase Agreement funding during periods of positive results for us and during stages when our stock price is rising, in order to control and minimize, as much as possible, the potential dilution for our current and future stockholders. It may not be possible for us to always meet our objective; therefore, we will continue to identify alternative sources of financing, as we always have, including additional private placements of our stock.

DETERMINATION OF OFFERING PRICE

The shares of our common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering, at prices different than prevailing market prices or at privately negotiated prices.

DILUTION

The issuance of the 294,996,659 shares pursuant to the Securities Purchase Agreement will have a dilutive impact on our stockholders. For any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement which would expose our existing stockholders to greater dilution.

SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders. A description of our relationship to the selling shareholders’ and how the selling shareholders acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned before Offering	Percentage of Outstanding Shares Beneficially Owned before Offering (1)	Shares that Could Be Issued to Draw Down Under the Securities Purchase Agreement	Shares that May Be (4) Acquired Under the Securities Purchase Agreement	Percentage of Outstanding Shares Being Registered to Be Acquired Under the Securities Purchase Agreement	Shares to Be Sold in the Offering	Percentage of Outstanding Shares Beneficially Owned after Offering(2)
Tangiers	0	––%	294,996,659	888,888,889	30%	294,996,659%
		%	0	0	0.00%		%
		%	0	0	0.00%		%
		(8)%	0	0	0.00%		%
		%	0	0	0.00%		%
Total	0%		294,996,659	888,888,889	30%	294,996,659%

———————

(1)

Applicable percentage of ownership is based on 1,141,862,517 shares of our common stock outstanding as of April 3, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

(2)

Applicable percentage of ownership is based on an assumed 1,141,862,517 shares of our common stock outstanding after the offering due to the possible issuance of shares of common stock to Tangiers under the Securities Purchase Agreement.

(3)

Consists of shares of our common stock that Tangiers received as a commitment fee under the Securities Purchase Agreement.

(4)

Represents the number of shares of our common stock that would be issued to Tangiers at an assumed market price of $0.0045 to draw down the entire $4 million available under the Securities Purchase Agreement.

Shares Acquired In Financing Transactions with Cord Blood

Tangiers. Tangiers is the investor under the Securities Purchase Agreement. All investment decisions of, and control of, Tangiers are held by Robert Papiri and Edward Liceaga its managing partners. Tangiers Capital, LLC, makes the investment decisions on behalf of and controls Tangiers. Tangiers acquired all shares being registered in this offering in a financing transaction with us. This transaction is explained below:

Securities Purchase Agreement. On June 27, 2008, we entered into a Securities Purchase Agreement with Tangiers. Pursuant to the Securities Purchase Agreement, we may, at our discretion, periodically sell to Tangiers shares of our common stock for a total purchase price of up to $4,000,000. Pursuant to the Securities Purchase Agreement, for each share of our common stock purchased thereunder, Tangiers will pay us 90% of the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five (5) consecutive trading days immediately following an advance notice date. In addition, Tangiers received 17,021,277 shares of our common stock. On January 22, 2009, we entered into Amendment No.1 to Securities Purchase Agreement with Tangiers (the “Amendment”). The Amendment removed the Floor Price under the Securities Purchase Agreement which was previously set at $0.01, which meant that if our stock price fell below $0.01 we could not sell our stock to Tangiers in order to receive cash advances under the Securities Purchase Agreement. By removing this limitation we can now sell shares of our common stock to Tangiers if the stock price falls below $0.01. The Amendment also revised the “Maximum Advance Amount” under the Securities Purchase Agreement so that the maximum amount of each advance that the Company could draw under the Securities Purchase Agreement would be limited to the average daily trading volume in dollar amount during the 10 trading days preceding the advance date. No advance will be made in an amount lower than the $10,000 or higher than $250,000. Finally, the Amendment eliminated the Company’s right to terminate the Securities Purchase Agreement with 45 days written notice in the event the

Company’s stock price remained at an amount equal to 50% of the floor price of $0.01 and remained there for a period of at least 90 days.

There are certain risks related to sales by Tangiers, including:

•

The outstanding shares will be issued based on a discount to the market rate. As a result, the lower the stock price is around the time Tangiers is issued shares, the greater chance that Tangiers gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

•

To the extent Tangiers sells our common stock, our common stock price may decrease due to the additional shares in the market. This could allow Tangiers to sell greater amounts of common stock, the sales of which would further depress the stock price.

•

The significant downward pressure on the price of our common stock as Tangiers sells material amounts of our common stock could encourage short sales by Tangiers or others. This could place further downward pressure on the price of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be sold or transferred directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Tangiers is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Securities Purchase Agreement. Tangiers will pay us 90% of, or a 10% discount to, the volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five (5) consecutive trading days immediately following the advance date. In addition, Tangiers received 17,021,277 shares of our common stock. Tangiers’ obligations under the Securities Purchase Agreement are not transferable.

The commitment amount of the Securities Purchase Agreement is $4,000,000. After estimated fees and offering costs, we will may receive net proceeds of approximately $3,550,000. We will need to register approximately 888,888,889 shares of our common stock in order to obtain the total amount of the funds available to us under the Securities Purchase Agreement. On January 22, 2009, we entered into Amendment No.1 to Securities Purchase Agreement with Tangiers. Amendment No.1 removed the Floor Price under the Securities Purchase Agreement which was previously set at $0.01, which meant that if our stock price fell below $0.01 we could not sell our stock to Tangiers in order to receive cash advances under the Securities Purchase Agreement. By removing this limitation we can now sell shares of our common stock to Tangiers if the stock price falls below $0.01.

The issuance of 888,888,889 shares could cause significant dilution and put significant pressure on the price of our stock. Of the 294,996,659 shares of our common stock that we are registering under this registration statement will be issued to Tangiers in order to obtain the funds available to us under the Securities Purchase Agreement. Which means we will be required to file another registration statement if we intend to obtain the full amount of funds available to us under the Securities Purchase Agreement. If we issue to Tangiers all 294,996,659 shares of our common stock we will only be able to receive approximately $1,21,277,485 in net proceeds. The dollar amount of the equity line was based on a number of considerations which include (i) the Company’s capital requirements; (ii) the Company’s then share price and then number of shares outstanding; and (iii) Tangiers’ ability to purchase shares in an amount required to provide capital to the Company.

Under the Securities Purchase Agreement Tangiers contractually agrees not to engage in any short sales of our stock and to our knowledge Tangiers has not engaged in any short sales or any other hedging activities related to our stock.

Tangiers was formed is a Delaware limited partnership. Tangiers is a domestic hedge fund in the business of investing in and financing public companies. Tangiers does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of our common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Tangiers and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $50,000, as well as retention of 10% of the net proceeds received under the Securities Purchase Agreement. The offering expenses are estimated as follows: a SEC registration fee of $________, accounting fees of $5,000 and legal fees of $35,000. We will not receive any proceeds from the sale of any of the shares of our common stock by the selling stockholders. However, we will receive proceeds from the sale of our common stock under the Securities Purchase Agreement.

The selling stockholders are subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Regulation S-K and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders – an order to buy or sell a specific number of shares at the current market price – it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

The Company is not a party to any litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and quality. Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

Our directors, executive officers and other significant employees, their ages and positions are as follows:

Name	Age	Position with the Company
Matthew L. Schissler	37	Chairman and Chief Executive Officer
Joseph R. Vicente	46	Director
Timothy McGrath	42	Director

Matthew L. Schissler is one of our founders and has served as Chairman of the Board and Chief Executive Officer of since January 2003. From April 2001 until January 2003, Mr. Schissler was the President and Chief Executive Officer of Rain, an advertising agency which he founded. From 1994 through March 2001, Mr. Schissler held various management sales positions at TMP Worldwide, Inc., a personnel staffing company.

Joseph R. Vicente has been a director of the Company since April 2004. Since November 2004 Mr. Vicente has also served as a Vice President of the Company. From July 2002 through October 2004, Mr. Vicente was an independent consultant where he provided strategic consulting services to organizations on acquisitions, operational practices and efficiencies, and sales management. From July 1993 through April 2002, he was a Senior Vice President at TMP Worldwide, Inc. where he held various strategic, operational, and sales management positions.

Timothy McGrath has been a director of the Company since March 2006. Mr. McGrath has served in an executive capacity for the past twelve years and is currently the Vice President of Finance for BoundaryMedical, Inc. From January 2006 to February 2008 Mr. McGrath served as the Vice President of Finance and Accounting at BioE, Inc. From October 1999 through September 2005 Mr. McGrath served as Vice President and Chief Financial Officer of Orphan Medical, Inc.

Involvement In Certain Legal Proceedings

None of our officers, directors, promoters or control persons have been involved in the past five years in any of the following:

(1)

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)

any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees; Audit Committee Financial Expert.

Our board has an audit committee made up solely of Timothy McGrath.

Our board of directors has determined that Cord Blood has one audit committee financial expert, Mr. McGrath, On April 6, 2006, the board adopted its written audit committee charter.

Code of Ethics

We adopted a Code of Ethics on April 13, 2005 that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics was attached as Exhibit 14.1 to our registration statement filed on Form SB-2 on May 2, 2005.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934 requires that our officers and directors, and persons who own more that ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission and with any exchange on which the Company's securities are traded. Officers, directors and persons owning more than ten percent of such securities are required by Commission regulation to file with the Commission and furnish the Company with copies of all reports required under Section 16(a) of the Exchange Act. To our knowledge, based solely upon our review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that, Form 4’s were not filed on a timely basis for Matthew L. Schissler and Joseph Vicente. The Form 4’s have since been filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 3, 2009, with respect to the beneficial ownership of the Company’s outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title Of Class	Name And Address Of Beneficial Owner (1)	Amount And Nature Of Beneficial Ownership (2)		Approximate Percent of Class (%)
Common	CorCell Inc. (7) 1717 Arch Street, Ste. 1410 Philadelphia, PA 19013	166,387,000	(3)	14.57%
Common	Enable Growth Partners, L.P. (8) One Ferry Building, Suite 255 San Francisco, CA 94111	113,044,389	(4)	9.99%
Common	Enable Opportunity Partners, L.P. (9) One Ferry Building, Suite 255 San Francisco, CA 94111	113,044,389	(4)	9.99%
Common	Pierce Diversified Strategy Master Fund LLC, Ena. (10) One Ferry Building, Suite 255 San Francisco, CA 94111	113,044,389	(4)	9.99%
Common	Matthew L. Schissler	22,871,550	(5)	2.00%
Common	Joseph Vicente	4,625,397	(6)	* %
Common	Timothy G. McGrath	750,397		* %
Common	All executive officers and directors as a group (3 persons)	28,247,344		2.47%

———————

*

Less than 1% of the outstanding common stock.

(1)

Except as noted above, the address for the above identified officers and directors of the Company is c/o Cord Blood America, Inc., 501 Santa Monica Blvd., Suite 700 Santa Monica, California 90401.

(2)

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of April 3, 2009 are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of 1,141,862,517 shares of common stock outstanding on April 3, 2009 and shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of April 3, 2009, as described above. The inclusion in the aforementioned table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

(3)

Includes 147,888,285 shares issuable upon conversion of a convertible note. Percentage calculation considers additional outstanding of the shares issued in convertible listed herein. Does not include 2,000,000 treasury shares held by CorCell, Inc. as collateral for a promissory note.

(4)

Enable Growth Partners LP, Enable Opportunity Partners LP, and Pierce Diversified Strategy Master Fund LLC, Ena are affiliates of each other and beneficially own convertible notes and warrants pursuant to which they contractually agreed that their beneficial ownership in the aggregate shall not exceed 9.99% of the shares of the Company’s common stock immediately after giving effect to conversion or exercise of such notes and warrants.

(5)

Includes 4,250,555 currently exercisable options held by Mr. Schissler, and 5,568,920 shares and 962,625 options held by Stephanie Schissler, Mr. Schissler’s wife. Mr. Schissler disclaims beneficial ownership of the shares beneficially owned by his wife. Percentage calculation considers additional outstanding of the potential options listed herein.

(6)

Includes 1,875,000 currently exercisable options held by Mr. Vicente. Percentage calculation considers additional outstanding of the potential options listed herein.

(7)

Mr. Peter Boehnert exercises voting control of the shares.

(8)

Mr. Brendan O'Neil exercises voting control of the shares.

(9)

Mr. Brendan O'Neil exercises voting control of the shares.

(10)

Mr. Brendan O'Neil exercises voting control of the shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 6,000,000,000 shares of common stock, $0.0001 par value per share. As of April 3, 2009, there were 1,141,862,517 outstanding shares of common stock. We are authorized to issue 5,000,000 shares of preferred stock but to date we have not issued any shares of preferred stock. Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

We have 5,000,000 authorized shares of preferred stock with a par value of $0.0001 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine. As of April 3, 2009, none of our preferred shares were outstanding.

Dividend Policy

We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES

ACT LIABILITIES

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Cord Blood America, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2007 and December 31, 2008 have been audited by Rose, Snyder & Jacobs The reports of Rose, Snyder & Jacobs are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

VALIDITY OF SECURITIES

The opinion regarding validity of the shares offered herein has been provided by the law offices of Sichenzia, Ross, Friedman, Ference LLP and has been filed with the Registration Statement.

DESCRIPTION OF BUSINESS

Overview

Cord Blood America, Inc. is a Florida corporation, which was formed in 1999. We did not commence business operations until we acquired Cord Partners, Inc., (“Cord Partners”), a Florida corporation and our wholly owned subsidiary, as of March 31, 2004. We are primarily a holding company whose subsidiaries include Cord Partners, CorCell Co. Inc., CorCell Ltd., (“Cord”), CBA Professional Services, Inc. D/B/A BodyCells, Inc. ("BodyCells"), CBA Properties, Inc. ("Properties"), and Career Channel Inc, D/B/A Rainmakers International ("Rain"). We engage in the following business activities:

Cord specializes in providing private cord blood stem cell preservation services to families.

BodyCells is a developmental stage company and intends to be in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential future use in stem cell therapy.

Properties was formed to hold the corporate trademarks and other intellectual property.

Rain specializes in creating direct response television and radio advertising campaigns, including media placement and commercial production.

An additional subsidiary, Family Marketing, Inc. (“Family Marketing”) was sold on September 5, 2006 in a Stock Purchase Agreement with Noah Anderson, the President of Family Marketing and is no longer owned by the Company.

We intend to continue our organic growth through continued improvement of internal processes, continued improvement and expansion of our relationships with health insurance providers, and leveraging those relationships in the pregnancy programs with those providers. We will experience limited activity with expanded print, direct response and internet marketing efforts to facilitate increased prospective customer contact. Additionally, we will be concentrating our efforts on building additional sales channels through obstetrics and gynecological practices and other healthcare professionals, hospitals and other health care influencers. We also hope to leverage our growth through mergers and/or acquisitions of other stem cell preservation companies. We negotiated two acquisitions in 2006, the first, Cryobank for Oncologic and Reproductive Donors (”Cryobank”) which closed on January 24, 2006 and the second, Corcell’s operating entity on October 13, 2006, and which closed on February 28, 2007. On August 20, 2007, we completed the acquisition of specific assets from CureSource, Inc. We are currently exploring various acquisition opportunities and will continue to do so. We intend to continue to fund mergers and acquisitions from monies received from debt placements and/or private placements.

We will continue to maintain our sales strategy at Rain, although we are exploring possible alternatives to its current business model.

Industry Background of Cord

Stem cells. The human body is comprised of many types of cells with individual characteristics and specific functions. Cells with a defined or specialized function are referred to as differentiated. Examples of differentiated cells include nerve cells, red blood cells and skin cells. Differentiated cells are replaced and renewed over time from a population of rare, undifferentiated cells known as stem cells. As stem cells grow and proliferate, they are capable of producing both additional stem cells as well as cells that have differentiated to perform a specific function. Stem cell differentiation is prompted by specific cell-to-cell interactions or other molecular signals. These signals trigger a change in the cell’s genetic profile, causing specific genes to become active and others to become inactive. As a result, the cell develops specialized structures, features and functions representative of its differentiated cell type.

There are many types of stem cells in the human body. These stem cells are found in different concentrations and in different locations in the body during a person’s lifetime. Current thinking suggests that each organ and tissue in the body is founded, maintained and possibly rejuvenated to different degrees, on a more or less continual basis, by specific stem cell populations naturally present in the body. Types of stem cells include:

Hematopoietic stem cells. Hematopoietic, or blood, stem cells reside in the bone marrow, umbilical cord and placenta. They can also be found in an infant’s umbilical cord as well as circulating in very small numbers in the blood. Hematopoietic stem cells generate all other blood and immune system cells in the body.

Neural stem cells. Neural stem cells can be found in the brain and spinal cord and are capable of differentiating into nerve and brain tissue.

Mesenchymal stem cells. Mesenchymal stem cells can be found in bone marrow and differentiate into bone, cartilage, fat, muscle, tendon and other connective tissues.

Pancreatic islet stem cells. Pancreatic islet stem cells can be found in the pancreas and differentiate into specialized cells of the pancreas including cells that secrete insulin.

The ability of a stem cell to differentiate into multiple types of cells of a certain tissue is referred to as pluripotency. For example, a hematopoietic stem cell has the ability to differentiate into many types of blood and immune system cells. However, stem cells of one tissue type may also generate specialized cells of another tissue type, a characteristic referred to as plasticity. For example, under specific conditions, hematopoietic stem cells have been shown to generate specialized cells of other systems, including neural, endocrine, skeletal, respiratory and cardiac systems. These characteristics make stem cells highly flexible and very useful for a number of applications, including the potential use as therapeutics.

Cell therapy. Cell therapy is the use of live cells as therapeutic agents to treat disease. This therapy involves the introduction of cells to replace or initiate the production of other cells that are missing or damaged due to disease. Currently, the most common forms of cell therapy include blood and platelet transfusions and bone marrow transplants.

Bone marrow transplantation is a medical procedure in which hematopoietic stem cells are introduced into the body in order to regenerate healthy, functioning bone marrow. In this procedure, stem cells are obtained from a donor through a surgical procedure to remove approximately one liter of bone marrow. The donated bone marrow, including any “captured” stem cells, is then transfused into the patient. Stem cells for transplantation may also be obtained from peripheral blood or umbilical cord blood donations. Sometimes the stem cells used in the procedure are obtained from the patient’s own bone marrow or blood.

Bone marrow transplantation has been successfully employed in the treatment of a variety of cancers and other serious diseases since the 1960s. According to the International Bone Marrow Transplant Registry, over 45,000 bone marrow and other hematopoietic (blood) stem cell transplant procedures were performed worldwide in 2002.

The flexibility and plasticity of stem cells has led many researchers to believe that stem cells have tremendous promise in the treatment of diseases other than those currently addressed by stem cell procedures. Researchers have reported progress in the development of new therapies utilizing stem cells for the treatment of cancer, neurological, immunological, genetic, cardiac, pancreatic, liver and degenerative diseases.

Umbilical Cord Blood Banking

The success of current and emerging cell therapies is dependent on the presence of a rich and abundant source of stem cells. Umbilical cord blood has been emerging as an ideal source for these cells. As information about the potential therapeutic value of stem cells has entered the mainstream, and following the first successful cord blood transplant performed in 1988, cord blood collection has grown. In the past decade, several public and private cord blood banks have been established to provide for the collection and preservation of these cells. Public cord blood banks collect and store umbilical cord blood donated by women at the birth of the child. This blood is preserved and made available for a significant fee to anyone who needs it in the future. We do not currently collect or store donated cord blood units. Private, or family, cord blood banks such as Cord, collect and store umbilical cord blood on a fee-for-service basis for families. This blood is preserved and made available to the family in the event the family needs stem cells for a transplant. Stem cells have been successfully recovered from cord blood after at least fifteen years of storage in liquid nitrogen. However, these cells may be able to retain their usefulness at least as long as the normal life span of an individual.

CORD

Services Provided By Cord

Cord’s customers are typically expectant parents who choose to collect and store umbilical cord blood at the birth of their child for potential use in a stem cell transplant at a later date for that child or for another family member. Through partnering with Progenitor Cell Therapy, LLC (“PCT”), Cord is able to provide services to collect, test, process and preserve umbilical cord blood.

Private cord blood banking has been growing in acceptance by the medical community and has become increasingly popular with families. For an initial fee of approximately $2,075 and an annual storage fee of approximately $125 for each year thereafter, Cord provides the following services to each customer:

Collection. We provide a kit that contains all of the materials necessary for collecting the newborn’s umbilical cord blood at birth and packaging the unit for transportation. The kit also provides for collecting a maternal blood sample for later testing.

Full-Time Physician and Customer Support. We provide 24-hour consulting services to customers as well as to physicians and labor and delivery personnel, providing any instruction necessary on the collection of the cord blood.

Transportation. We manage all logistics for transporting the cord blood unit to our centralized facility immediately following birth. This procedure ensures chain-of-custody control during transportation for maximum security.

Comprehensive Testing. At the laboratory, the cord blood sample is tested for stem cell concentration levels and blood type. The cord blood sample and the maternal blood sample are also tested for infectious diseases. We report these results to both the mother and her doctor.

Cord Blood Preservation. After processing and testing, the cord blood unit is cryogenically frozen in a controlled manner and stored in liquid nitrogen for potential future use. Data indicates that cord blood retains viability and function for at least eighteen years when stored in this manner and theoretically could be maintained at least as long as the normal life span of an individual.

At present, all of our cord blood units are tested, processed and stored at, Progenitor Cell Therapy, LLC (“PCT”), in Hackensack, New Jersey.

Explanation of Material Agreements

Blood Bank Service Agreement

Pursuant to our Service Agreement with Progenitor Cell Therapy, LLC (“PCT”), which was entered into on August 1, 2007, the blood center tests all cord blood received from Cord Blood and stores the cord blood in computerized, temperature monitored liquid nitrogen vapor tanks or other suitable storage units. Individual cord blood samples can be retrieved upon request. PCT is compensated for its services based upon the number of umbilical cord blood units stored with it by Cord each month, with a minimum of 100 samples per month to be processed. If less than 100 are processed, there is a minimum monthly processing charge.

Our original Blood Bank Service Agreement with Bergen Community Blood Services (‘Bergen”) was terminated on July 31, 2007. The Company believes the transition from Bergen to PCT provided additional leverage to operating costs and efficiencies while maintaining the highest of quality standards. Several other blood centers also provide the services currently provided to us by PCT. If our agreement with PCT were to terminate for any reason, we believe that comparable services could be secured from another provider at comparable cost within the contractual notice period. However, we may not be able to secure such terms or secure such terms within such time frame. In such event, we may not be able to continue to provide our cord blood banking services for some period of time or our expenses of storage may increase, or both. This would have an adverse effect on our financial condition and results of operations.

Patent License Agreement

PharmaStem Therapeutics holds certain patents relating to the storage, expansion and use of hematopoietic stem cells. In the past five years, PharmaStem has commenced suit against numerous companies involved in cord blood collection and preservation alleging infringement of its patents. In October 2003, after a jury trial, judgment was entered against certain of our competitors and in favor of PharmaStem in one of those suits. In February 2004, PharmaStem commenced suit against Cord Partners and certain of its competitors alleging infringement of its patents. Management of Cord Partners determined to settle, rather than to litigate, this matter. As a result, PharmaStem and Cord Partners entered into a Patent License Agreement in March 2004. Pursuant to the Patent License Agreement, Cord Partners may, on a non-exclusive basis, collect, process and store cord blood utilizing PharmaStem technology and processes covered by its patents for so long as the patents may remain in effect. All of the patents are scheduled to expire in 2010. Cord Partners is obligated under the Patent License Agreement to pay royalties to PharmaStem of 15% of all revenues generated by Cord Partners from the collection and storage of cord blood on and after January 1, 2004. Other than royalties, no amount is payable by Cord Partners to PharmaStem. All litigation between the parties was dismissed and all prior claims were released. As of 2008, Cord has ceased paying all royalties to Pharmastem. The patents have been declared void. This decision is currently under a final appeal. The company continues to accrue the fees on their books.

Corcell Acquisition

On October 13, 2006, we entered into an Asset Purchase Agreement with Vita34 for the assets of CorCell, Inc., to begin the process of acquiring the business of collection, processing and storage of blood taken from umbilical cord after a child is born. On February 28, 2007, we completed the acquisition. The acquisition related to all rights to possession and custody of all acquired samples owned by CorCell, Inc. and associated with the operations of CorCell, Inc., which is predominantly the current customer base and revenues. The deal also included the purchase of cryogenic freezers and other fixed assets used in this umbilical cord blood samples business. Corcell is not PharmaStem licensed.

CureSource Asset Acquisition

On August 20, 2007, we completed the acquisition of specific assets from CureSource, Inc., for the aggregate purchase price of $106,500 in cash and $10,000 value paid in common restricted shares of the company, for a total purchase price of $116,500. The asset purchase related to the existing customer samples owned by CureSource, Inc. and associated with the operations of CureSource, Inc., which predominantly is the current customer base and revenues.

BodyCells

BodyCells is a developmental stage company in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells that allows individuals to privately preserve their stem cells for potential future use in stem cell therapy.

Properties

Properties holds all of the trademarks and other intellectual property of CBA and its subsidiaries. The trademarks were applied for in the fourth quarter of 2004. The trademark, “Cord Partners” was registered with the United States Patent and Trademark office on January 17, 2006. CorCell and Curesource trademarks were acquired in sale of assets.

Rain

Rain was acquired on February 28, 2005 and is in the business of advertising. Sources of revenue for Rain include: procuring and placing radio and television advertising; per-inquiry advertising on radio and television; production of radio and television commercials, procuring and setting up call centers; editing, dubbing and distribution of radio and television commercials; and procuring and placing print advertising.

Costs of services associated with the revenues of Rain are as follows: set up and per minute charges from the procured call center; set up, filming, recording, creating graphics, editing, dubbing and distribution of commercials produced; media venue fees for advertising procured; and media venue fees for sales leads generated via per inquiry advertising.

Advertising and Direct Marketing

Rain offers its advertising and direct marketing customers a range of services including:

•

The placement of advertising in television and radio outlets;

•

The production of advertising content, including television commercials, and radio copy

•

Advertising and marketing consulting services relating to the customer’s marketing campaign.

In performing its advertising agency services, Rain outsources commercial production services to third party production companies.

Rain’s advertising clients are typically small companies for whom its range of services include, in addition to the placement of advertising, a range of consulting services which can include assistance in not only developing an advertising program, but helping the client to design or develop the particular product or service, determine the appropriate market and design and implement an overall marketing program and strategy.

Competition

The marketing communications business is highly competitive, with agencies of all sizes and disciplines competing primarily on the basis of reputation and quality of service to attract and retain clients and personnel. Companies such as Integrated Media, Last Second Media, Media Associates, RevShare, Mercury Media, ChoicePoint Precision Marketing and E&M Advertising generally serve large corporations. We intend to seek a market niche by providing a full level of service quality that users of direct marketing services may not receive from our larger competitors. Most of our advertising clients are smaller companies that would not typically be targeted by the major advertising and marketing companies.

Our customers compete with products of many large and small companies, including well-known global competitors. We market our customers with advertising, promotions and other vehicles to build awareness of their brands in conjunction with an extensive sales force including direct response advertising. We believe this combination provides the most efficient method of marketing for these types of products. We believe that we gain a certain level of competitive advantage by utilizing cost savings from our direct response advertising sector for multiple customers.

Government Regulation

The Federal Trade Commission establishes and enforces various regulations put in place to ensure fair advertising. Because we are not marketing our own products, and only buying media for other customer products, our liabilities under such practices are decreased and we protect against advertising any product that does not meet the highest standards of the FTC guidelines.

Employees

As of April 3, 2009, we had ten full time employees, and two part time employees. Our full time employees include our Chairman of the Board and Chief Executive Officer, and customer service and sales personnel. We believe our relations with all of our employees are good.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. Our filings are also available to the public from commercial document retrieval services and the Internet worldwide website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

our contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

our possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following information should be read in conjunction with our December 31, 2008 consolidated financial statements and related notes thereto included elsewhere in the quarterly report and with our consolidated financial statements and notes thereto for the year ended December 31, 2008 and the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our annual Report on Form 10-K for the year ended December 31, 2008. We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading "Risk Factors Related to our Business" in our annual Report on Form 10-K for the year ended December 31, 2008.

Summary and Outlook of the Business

CBAI is an umbilical cord blood stem cell preservation company with a particular focus on the acquisition of customers in need of family based products and services. We also provide television and radio advertising services to businesses that sell family based products and services.

We operate two core businesses:

•

Cord operates the umbilical cord blood stem cell preservation operations,

•

Rain operates the television and radio advertising operations

Cord

The umbilical cord blood stem cell preservation operations provide umbilical cord blood banking services to expectant parents throughout all 50 United States. Our corporate headquarters are located in Los Angeles, CA. Cord also maintains an office in Philadelphia, Pennsylvania, where the former CorCell operations were based. Cord earns revenue through a one-time enrollment and processing fee, and through an annually recurring storage and maintenance fee. Cord blood testing, processing, and storage is conducted by our outsourced laboratory partner, Progenitor Cell Therapy, LLC, (PCT) in New Jersey. We provide the following services to each customer. In addition, some storage services are provided by ThermoFisher of Rockville, Maryland.

•

Collection Materials. We provide a medical kit that contains all of the materials necessary for collecting the newborn’s umbilical cord blood at birth and packaging the unit for transportation. The kit also provides for collecting a maternal blood sample for later testing.

•

Physician And Customer Support. We provide 24-hour consulting services to customers as well as to physicians and labor and delivery personnel, providing any instruction necessary for the successful collection, packaging, and transportation of the cord blood & maternal blood samples.

•

Transportation. We coordinate the transportation of the cord blood unit to our laboratory partner, Progenitor Cell Therapies, immediately following birth. This process utilizes a private medical courier, Airnet, for maximum efficiency and security.

•

Comprehensive Testing. At the laboratory, the cord blood sample is tested for stem cell concentration levels, bacteria and blood type. The maternal blood sample is tested for infectious diseases. We report these results to the newborn’s mother.

•

Cord Blood Preservation. After processing and testing, the cord blood unit is cryogenically frozen in a controlled manner and stored in liquid nitrogen for potential future use. Data indicates that cord blood retains viability and function for at least fifteen years when stored in this manner and theoretically could be maintained at least as long as the normal life span of an individual.

Going forward, management will continue to assess the market conditions, particularly related to the cost of customer acquisition, and whether organic growth or continued M&A activity will lead CBAI closer to profitability.

Rain

On February 28, 2005, Cord Blood entered into an agreement to purchase 100% of the outstanding shares of Rain through a share exchange.

Rain, the television and radio advertising operations, are located in the corporate headquarters in Los Angeles, CA. Rain provides advertising and direct marketing customers a range of services including:

•

the placement of advertising in television, radio, on-hold and motor sports outlets;

•

the production of advertising content, including television commercials and radio copy, which is outsourced to third party production companies; and

•

advertising and marketing consulting services which can include assistance in not only developing an advertising program, but helping the client to develop the particular product or service, determine the appropriate market and design and implement an overall marketing program and strategy.

A majority of Rain's revenues are earned via direct response media buys and per inquiry campaigns. For direct response, we currently buy television and radio schedules for our clients on a national and local level. Our national television outlets include Directv, DISH Network, Comcast Digital, national cable networks and various local cable interconnects. We buy time with numerous national radio networks including Premiere Radio, Clear Channel, Westwood One and Jones Radio Network, along with a variety of local radio stations. For per inquiry advertising, we focus on national campaigns. The placements are made using our internal media buyers and other agencies with which we have formed strategic marketing alliances. We also generate revenues through the commercial production aspect of our business using production partners in Florida and California. Our on-hold advertising is placed on a client’s telephone system. Production is outsourced to AudioMenu of Fort Lauderdale, FL. Motor sports sponsorship is placed on vehicles in various motor sports circuits. Most advertising has been placed with BAM Racing; LLC.

BodyCells

We are continuing to pursue other growth opportunities by acquisition or internal growth. The development of BodyCells, which is anticipated to facilitate the collecting, processing and preserving of peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential future use in stem cell therapy, is currently suspended pending the identification of an alternative lab to partner.

Going Concern

Our consolidated financial statements have been prepared assuming we will continue as a going concern. We had a net loss of approximately $6.9 million for the year ended December 31, 2008. We had an accumulated deficit of approximately $24.9 million and a working capital deficit of approximately $13.4 million as of December 31, 2008. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, the accompanying financial statements will be adversely effected and we may have to curtail or cease operations.

Critical Accounting Policies

We define critical accounting policies as those that are important to the portrayal of our financial condition and results of operations and require estimates and assumptions based on our judgment of changing market conditions and the performance of our assets and liabilities at any given time. In determining which accounting policies meet this definition, we considered our policies with respect to the valuation of our assets and liabilities and estimates and assumptions used in determining those valuations. We believe the most critical accounting issues that require the most complex and difficult judgments and that are particularly susceptible to significant change to our financial condition and results of operations include the following:

•

determination of the level of allowance for bad debt;

•

deferred revenue; and

•

revenue recognition

Accounts Receivable

Accounts receivable consist of the amounts due for the processing and storage of umbilical cord blood, advertising, commercial production and internet lead generation. Accounts receivable relating to deferred revenues are netted against deferred revenue for presentation purposes. The allowance for doubtful accounts is estimated based upon historical experience. The allowance is reviewed periodically and adjusted for accounts deemed uncollectible by management. Amounts are written off when all collection efforts have failed.

Deferred Revenue

Deferred revenue for Cord consists of payments for enrollment in the program and processing of umbilical cord blood by customers whose samples have not yet been collected, as well as the pro-rata share of annual storage fees for customers whose samples were stored during the year. Deferred revenue for Rain consists of payments for per inquiry leads that have not yet been delivered or media buys that have not yet been placed.

Revenue Recognition

We recognize revenue under the provisions of Staff Accounting Bulletin (“SAB”) 104 “Revenue Recognition”. Cord provides a combination of products and services to customers. This combination arrangement is evaluated under Emerging Issues Task Force (Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables,” (“EITF 00-21”). EITF 00-21 addresses certain aspects of accounting for arrangements under multiple revenue generating activities.

Cord Blood recognizes revenue from both enrollment fees and processing fees upon the completion of processing. Storage fees are recognized ratably over the contractual storage period.

Rain generates revenue from packaged advertising services, including media buying, marketing and advertising production services. Rain’s advertising service revenue is recognized when the media ad space is sold and the advertising occurs. Rain’s advertising production service revenue is derived through the production of an advertising campaign including, but not limited to audio and video production, establishment of a target market and the development of an advertising campaign.

Our revenue recognition policy involves significant judgments and estimates about the ability to collect. We assess the probability of collection based on a number of factors, including past transaction history and/or the creditworthiness of our clients’ customers, which is based on current published credit ratings, current events and circumstances regarding the business of our client’s customer and other factors that we believe are relevant. If we determine that collection is not reasonably assured, we defer revenue recognition until such time as collection becomes reasonably assured, which is generally upon receipt of cash payment.

The umbilical cord blood stem cell preservation operations provide umbilical cord blood banking services to expectant parents throughout all 50 United States. Our corporate headquarters are located in Los Angeles, CA. Cord also maintains an office in Philadelphia, Pennsylvania, where the former CorCell operations were based. Cord earns revenue through a one-time enrollment and processing fee, and through an annually recurring storage and maintenance fee. Cord blood testing, processing, and storage is conducted by our outsourced laboratory partner, Progenitor Cell Therapy, LLC, (PCT) in New Jersey. We provide the following services to each customer. In addition, some storage services are provided by Thermo Fisher of Rockville, Maryland.

•

Collection Materials. We provide a medical kit that contains all of the materials necessary for collecting the newborn’s umbilical cord blood at birth and packaging the unit for transportation. The kit also provides for collecting a maternal blood sample for later testing.

•

Physician And Customer Support. We provide 24-hour consulting services to customers as well as to physicians and labor and delivery personnel, providing any instruction necessary for the successful collection, packaging, and transportation of the cord blood & maternal blood samples.

•

Transportation. We coordinate the transportation of the cord blood unit to our laboratory partner, Progenitor Cell Therapies, immediately following birth. This process utilizes a private medical courier, Airnet, for maximum efficiency and security.

•

Comprehensive Testing. At the laboratory, the cord blood sample is tested for stem cell concentration levels, bacteria and blood type. The maternal blood sample is tested for infectious diseases. We report these results to the newborn’s mother.

•

Cord Blood Preservation. After processing and testing, the cord blood unit is cryogenically frozen in a controlled manner and stored in liquid nitrogen for potential future use. Data indicates that cord blood retains viability and function for at least fifteen years when stored in this manner and theoretically could be maintained at least as long as the normal life span of an individual.

We believe Cord’s revenue and gross profit will benefit from the asset purchase of CorCell. Going forward, management will continue to assess the market conditions, particularly related to the cost of customer acquisition, and whether organic growth or continued M&A activity will lead CBAI closer to profitability.

Rain

Rain, the television, radio, on-hold and motor sports advertising operations, are located in the corporate headquarters in Los Angeles, CA. The offices were relocated from Carlsbad, CA in September 2006. Rain provides advertising and direct marketing customers a range of services including:

•

the placement of advertising in television and radio;

•

the production of advertising content, including television commercials and radio copy, which is outsourced to third party production companies; and

•

advertising and marketing consulting services which can include assistance in not only developing an advertising program, but helping the client to develop the particular product or service, determine the appropriate market and design and implement an overall marketing program and strategy.

A majority of Rain's revenues are earned via direct response media buys and per inquiry campaigns. For direct response, we currently buy television and radio schedules for our clients on a national and local level. Our national television outlets include Directv, DISH Network, Comcast Digital, national cable networks and various local cable interconnects. We buy time with numerous national radio networks including Premiere Radio, Clear Channel, Westwood One and Jones Radio Network, along with a variety of local radio stations. For per inquiry advertising, we focus on national campaigns. The placements are made using our internal media buyers and other agencies with which we have formed strategic marketing alliances. We also generate revenues through the commercial production aspect of our business using production partners in Florida and California. Our on-hold advertising is placed on a client’s telephone system. Production is outsourced to AudioMenu of Fort Lauderdale, FL.

BodyCells

We are continuing to pursue other growth opportunities by acquisition or internal growth. The development of BodyCells, which is anticipated to facilitate the collecting, processing and preserving of peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential future use in stem cell therapy, is currently suspended pending the identification of an alternative lab to partner.

Results of Operations for the Year Ended December 31, 2008 Compared To the Year Ended December 31, 2007

For the year ended December 31, 2008, our total revenue decreased approximately $1.6 million to $4.2 million or 28% from $5.8 million. Rain’s revenues decreased approximately $1.9 million, or 73%, due to a change in the business model. Rain is focused on creating an annuity base business with high volume advertising. Historically, Rain was reliant on a few large advertising contracts, and the risks associated with those. Understanding that it would be difficult to value a few contracts, Rain made a decision in December of 2007 to focus on low cost, high volume, annuity based advertising. The result in this change for the year was a loss in revenue. Cord’s revenues, on the other hand, increased approximately $0.3 million or 8.7% to approximately $3.4 million, primarily due to the Company’s organic growth in collecting more umbilical cord samples.

Cost of services decreased by approximately $2.0 million resulting from the decrease in revenues in the low margin Rain division, but Gross Profit increased by approximately $350,000 to $2.3 million, from 34.0% of revenues to 55.9% as economies of scale from the Company’s Cord division, start impacting the Company’s results. The Company anticipates that through the continued growth and expansion of its Cord business, they will continue to benefit from economies of scale in that business segment.

Administrative and selling expenses decreased by approximately $2.2 million or 37.2% from the year ended December 31, 2007 to $3.7 million for the year ended December 31, 2008. The Company has reduced expenses in all areas due to its continuous streamlining of the business units. In addition, in 2007, the Company had incurred consulting expenses by issuing common shares in relation to the negotiation of credit terms with its trade suppliers, which were expensed in the year, and totaled approximately $1.4 million. These costs were not incurred in 2008. The Company has had to raise additional debt to finance both its acquisitions as well as its operating losses. In addition, these financings resulted in a change in the Company’s derivative liabilities. These factors resulted in an increase in interest and financing expenses of approximately $3.5 million, or 167%, in the year ended December 31, 2008 over the comparative 2007 period. All interest charges during the year have been accrued.

Our net loss from continuing operations increased from $5.7 million for the year ended December 31, 2007 to $6.9 million for the year ended December 31, 2008. This is mainly due to derivative and interest calculations.

Subsequent Event

On February 20, 2009, we entered into an amendment agreement (the “Amendment”) with Shelter Island Opportunity Fund LLC (“Shelter Island”) and Corcell, Ltd., a Nevada corporation and subsidiary of the Company (“Corcell”), pursuant to which the Company and Shelter Island agreed to amend certain terms of the Original Issue Discount Debenture in the original principal amount of $2,300,000 issued by Corcell to the Holder (the “Debenture”).

Pursuant to the Amendment, the Company and the Holder agreed that the aggregate principal amount of the Debenture, as amended, shall be equal to $1,580,675, which includes (a) the then outstanding principal amount of the Debenture of $1,312,675.17 and (b) a restructuring fee of $268,000. In addition, the Company and the Holder agreed to extend the maturity date of the Debenture to February 28, 2010. The Debenture, as amended, is convertible into shares of the Company’s common stock at the option of the Holder at a conversion price of $0.03 per share (the “Conversion Price”). In addition, pursuant to the Amendment, commencing on February 28, 2009 and terminating upon the full redemption of the Debenture, the Company shall redeem a monthly amount equal to $85,000 plus any accrued but unpaid interest, liquidated damages and other amounts owing to the holder (the “Monthly Redemption Amount”). The Company also agreed to obtain shareholder approval (“Shareholder Approval”) of an amendment to its Articles of Incorporation that increases the number of authorized shares of capital stock that the Company has the authority to issue from 950,000,000 to 6,950,000,000, The Company obtained the Shareholder Approval and on March 25, 2009, the aforementioned amendment was filed with the Secretary of State of the State of Florida.

Pursuant to the Amendment, interest on the Debenture shall be payable to the Holder at the rate of the higher of (a) the sum of 3.0% plus the Prime Rate; and (b) 11.25% per annum payable monthly. Interest is payable in cash, at the Company’s option, in shares of the Company’s common stock subject to certain conditions (the “Equity Conditions”). The Equity Conditions are as follows: (a) the Company shall have duly honored all conversions and redemptions, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c)(i) there is an effective registration statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of common stock issuable pursuant to the transaction documents or (ii) all of the conversion shares issuable pursuant to the transaction documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the transfer agent and the Holder, (d) the Common Stock is trading on a trading market and all of the shares issuable pursuant to the transaction documents are listed or quoted for trading on such trading market, (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of common stock for the issuance of all of the shares then issuable pursuant to the transaction documents, (f) there is no existing event of default, (g) the issuance of the shares in question would not cause the Holder to hold in excess of 4.99% of the Company’s issued and outstanding common stock, (h) there has been no public announcement of a pending or proposed change of control transaction that has not been consummated, (i) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information and (j) as to each monthly redemption, for each trading day in a period of 20 consecutive trading days prior to the applicable date in question, the daily trading volume for the common stock on the principal trading market exceeds $150,000 of shares per trading day. The conversion rate of interest payments is equal to the lesser of (a) the Conversion Price or (b) 85% of the lesser of (i) the average of any 5 closing prices for the common stock for the 20 consecutive trading days ending on the trading day that is immediately prior to the applicable interest payment date or (ii) the average of the any 5 closing prices for the common stock for the 20 consecutive trading days ending on the trading day that is immediately prior to the date the applicable interest conversion shares are issued and delivered if such delivery is after the interest payment date.

Liquidity and Capital Resources

We have experienced net losses from continuing operations of approximately $6.9 million and $6.0 million for the years ended December 31, 2008 and 2007, respectively. At December 31, 2008, we had a bank overdraft of $17,000 and a working capital deficit of approximately $13.4 million. We will continue to carry a deficit until such time, if ever, that we can increase our assets and reduce our significant liabilities which are currently composed of notes payable, accounts payable and accrued expenses. While reducing the working capital deficit is our long-term goal, we do not foresee this occurring in the near future. We currently collect cash receipts from operations through both of our subsidiaries: Cord and Rain. In addition, the CorCell business also collects cash receipts through its Pennsylvania office. However, all corporate expenses such as legal, auditing, investor relations and interest are currently being paid through Cord. Cord's cash flows from operations are not currently sufficient to fund operations in combination with these corporate expenses. Because of this shortfall, we have had to obtain additional capital through other sources as discussed in Note 7, Notes and Loans Payable.

Since inception, we have financed cash flow requirements through the issuance of common stock and warrants for cash, services and loans. As we expand our operational activities, we may continue to experience net negative cash flows from operations and we will be required to obtain additional financing to fund operations through equity offerings and borrowings to the extent necessary to provide working capital. Financing may not be available, and, if available, it may not be available on acceptable terms. Should we secure such financing, it could have a negative impact on our financial condition and our shareholders. The sale of debt would, among other things, adversely impact our balance sheet, increase our expenses and increase our cash flow requirements. The sale of equity would, among other things, result in dilution to our shareholders. If our cash flows from operations are significantly less than projected, then we would either need to cut back on our budgeted spending, look to outside sources for additional funding or a combination of the two. If we are unable to access sufficient funds when needed, obtain additional external funding or generate sufficient revenue from the sale of our products, we could be forced to curtail or possibly cease operations.

Financial Condition and Results Of Operations as of December 31, 2008

As of December 31, 2008, the Company’s total assets were $5,247,000 as compared to $6,733,000 as of December 31, 2007, or a decrease of approximately 22%. This decrease is primarily due to a decrease in the value of the customer contracts of approximately $500,000, and a decrease in Deferred financing costs of approximately $550,000, resulting from the amortization and expensing of these assets. The Company also had a reduction in Cash of approximately $340,000.

As of December 31, 2008, total liabilities increased 37% to approximately 13.6 million as compared to approximately $9.9 million as of December 31, 2007. Significant items include increases in accounts payable and accrued expenses of $505,000, to approximately $3.3 million, which is primarily attributable to the Company’s cash limitations. There was also a 53% increase in promissory notes payable and related derivative liability, or approximately $3.1 million which is primarily as a result of a significant reduction in the note discounts, totaling approximately $2.3 million and of an increase in its derivative liabilities of $788,000.

At December 31, 2008, we had a working capital deficit of approximately $13.4 million. We will continue to carry a deficit until such time, if ever, that we can increase our assets and reduce our significant liabilities which are currently composed of notes payable, accounts payable and accrued expenses. While reducing the working capital deficit is our long-term goal, we do not foresee this occurring in the near future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not expand the use of fair value in any new circumstances. In February 2008, the FASB issued Staff Position No. FAS 157-1, which amended SFAS No. 157 to exclude SFAS No. 13, Accounting for Leases, and other accounting pronouncements that address fair value measurements for purposes of lease classification or measurement under Statement 13. However, this scope exception does not apply to assets acquired and liabilities assumed in a business combination. Also in February 2008, the FASB issued Staff Position No. FAS 157-2, which delayed the effective date of SFAS No. 157 for non-financial assets and liabilities, except those items recognized at fair value on an annual or more frequently recurring basis to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years. In October, 2008 the FASB issued Staff Position No. FAS 157-3 which clarified the application of SFAS No. 157 in a market that is not active. We adopted SFAS No. 157 with no material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 159 will not have a significant impact on our consolidated financial statements.

In June 2007, the FASB ratified the consensus on Emerging Issues Task Force (“EITF”) Issue No. 06-11, Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards (“EITF 06-11”). EITF 06-11 requires companies to recognize the income tax benefit realized from dividends or dividend equivalents that are charged to retained earnings and paid to employees for non-vested equity-classified employee share-based payment awards as an increase to additional paid-in capital. EITF 06-11 is effective for fiscal years beginning after September 15, 2007. The adoption did not have a significant impact on our consolidated financial statements.

In June 2007, the FASB ratified the consensus reached on EITF Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities (“EITF 07-3”), which requires that nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities be deferred and amortized over the period that the goods are delivered or the related services are performed, subject to an assessment of recoverability. EITF 07-3 will be effective for fiscal years beginning after December 15, 2007. The adoption of EITF 07-3 did not have an impact on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements (“SFAS No. 160”) and a revision to SFAS No. 141, Business Combinations (“SFAS No. 141R”). SFAS No. 160 modifies the accounting for non-controlling interest in a subsidiary and the deconsolidation of a subsidiary. SFAS No. 141R establishes the measurements in a business combination of the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree. Both of these related statements are effective for fiscal years beginning after December 15, 2008. We have not yet determined the impact that the recent adoption of these two statements may have on our consolidated financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin 110 (“SAB 110”), which expresses the views of the Staff regarding use of a “simplified” method, as discussed in SAB 107, in developing an estimate of expected term of “plain vanilla” share options in accordance with Statement of Financial Accounting Standards No. 123. SAB 110 will allow, under certain circumstances, the use of the simplified method beyond December 31, 2007 when a Company is unable to rely on the historical exercise data. The adoption of SAB 110 did not have a material impact on our financial statements.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”). The new standard amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), and seeks to enhance disclosure about how and why a company uses derivatives; how derivative instruments are accounted for under SFAS 133 (and the interpretations of that standard); and how derivatives affect a company’s financial position, financial performance and cash flows. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early application of the standard is encouraged, as well as comparative disclosures for earlier periods at initial adoption. The Company does not believe adoption of this standard will have a material effect on its financial statements.

In April 2008, the FASB issued Staff Position No. FAS 142-3, Determination of the Useful Life of Intangible Assets, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets.” The Position will be effective for fiscal years beginning after December 15, 2008 and will only apply prospectively to intangible assets acquired after the effective date. Early adoption is not permitted. The Company does not believe adoption of this standard will have a material effect on its financial statements.

In May 2008, the FASB issued Staff Position No. Accounting Principles Board 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP No. APB 14-1”). FSP No. APB 14-1 requires that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) be separately accounted for in a manner that reflects an issuer’s nonconvertible debt borrowing rate. FSP No. APB 14-1 will be effective for us as of January 1, 2009. The Company does not believe adoption of this principle will have a material effect on its financial statements.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, The Hierarchy of Generally Accepted Accounting Principles, (“SFAS 162”), which imposes the GAAP hierarchy on the reporting entities, not their auditors, based on the long-standing mandate that the entity's management, not their auditors, is responsible for selecting and applying the appropriate GAAP to their financial statements. The auditors' responsibility is to comply with GAAS as a basis for issuing their audit opinion. In issuing SFAS 162, the FASB does not expect a change in current practice and The Company does not believe adoption of this standard will have any impact on its financial statements.

In August 2008, the U.S. Securities and Exchange Commission, or SEC, announced that it will issue for comment a proposed roadmap regarding the potential use by U.S. issuers of financial statements prepared in accordance with International Financial Reporting Standards, or IFRS. IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board, or IASB. Under the proposed roadmap, the Company could be required in fiscal year 2014 to prepare financial statements in accordance with IFRS and the SEC will make a determination in 2011 regarding mandatory adoption of IFRS. The Company is currently assessing the impact that this potential change would have on our consolidated financial statements and will continue to monitor the development of the potential implementation of IFRS.

DESCRIPTION OF PROPERTY

Our principal office is located at 501 Santa Monica Blvd., Suite 700, Santa Monica, CA 90401. The property is a suite of approximately 2,200 square feet. The property is leased from an unaffiliated third party for a period of 5 years ending September 2012. The monthly lease payments are approximately $9,500. We continue to be responsible for the lease of our previous principal office located on Sunset Blvd. in West Hollywood, CA, which expires in August 2009, but which is currently sub-leased to a third party.

A second office is located at 221 S. 12th Street, Suite 314S, Philadelphia, PA 19106. The property is a suite of approximately 1,000 square feet. The lease expires at the end of June 2009, and the approximate lease amount is $1,700 per month.

We maintain fire and casualty insurance on our leased property in an amount deemed adequate by management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into transactions with a value in excess of $120,000 with an officer, director or beneficial owner of 5% or more of our common stock, or with a member of the immediate family of any of the foregoing named persons or entities, as follows:

Consulting Agreement

On July 1, 2008, we entered into a one-year consulting agreement with Stephanie Schissler, who is the spouse of our CEO, Matthew Schissler. The agreement entitles Ms. Schissler to an $11,500 per month retainer and stock option incentives for her services in relation to strategic corporate planning and other business related matters. The agreement automatically renews, unless a 60-day written notice of cancellation is provided by either the Company or Ms. Schissler.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded on the OTC Bulletin Board, under the symbol CBAI.OB. The most recent price for our common stock as of April 22, 2009 was $0.004.

The following table sets forth, for the periods indicated, the high and low bid prices of the Company's Common Stock traded on the OTC Bulletin Board for the fist quarter ended March 31, 2009 and the fiscal years ended December 2008, December 31, 2007, and December 31, 2006. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year 2009	High	Low
First Quarter	$0.0179	$0.002

	Common Stock
Fiscal Year 2008	High	Low
First Quarter	$0.019	$0.007
Second Quarter	0.019	0.008
Third Quarter	$0.016	0.003
Fourth Quarter	0.007	0.001

	Common Stock
Fiscal Year 2007	High	Low
First Quarter	$0.24	$0.087
Second Quarter	$0.11	$0.041
Third Quarter	$0.065	$0.034
Fourth Quarter	$0.055	$0.016

	Common Stock
Fiscal Year 2006	High	Low
First Quarter	$0.20	$0.13
Second Quarter	$0.27	$0.13
Third Quarter	$0.15	$0.07
Fourth Quarter	$0.15	$0.09

(b)

Holders. As of April 22, 2009, our Common Stock was held by approximately 635 shareholders of record. Our transfer agent is Interwest Transfer Company, Inc., with offices at 1981 East 4800 South, Suite 100, P.O. Box 17136, Salt Lake City, Utah 84117, phone number 801-272-9294. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.

(c)

Dividends. We have never declared or paid a cash dividend. There are no restrictions on the common stock or otherwise that limit our ability to pay cash dividends if declared by the Board of Directors. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

(d)

Securities Authorized for Issuance Under Equity Compensation Plans.

Equity Compensation Plan Information

The following table sets forth the information indicated with respect to our compensation plans as of December 31, 2008, under which our common stock is authorized for issuance.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	23,308,140	$0.07
Equity compensation plans not approved by security holders	N/A
Outstanding warrants (1)	77,575,980	$0.15	-

Total	100,884,140	$0.13

———————

(1)

The warrants shown were issued in discreet transactions from time to time as compensation for services rendered by debt holders, consultants, advisors or other third parties, and do not include warrants sold in private placement transactions. The material terms of such warrants were determined based upon arm’s-length negotiations with the service providers. The warrant exercise prices approximated the market price of our common stock at or about the date of grant, and the warrant terms are five years from the grant date. The warrants contain customary anti-dilution adjustments in the event of a stock split, reverse stock split, reclassification or combination of our outstanding common stock and similar events and certain of the warrants contain anti-dilution adjustments triggered by other corporate events, such as dividends and sales of equity below market price.

EXECUTIVE COMPENSATION

The Company accrued or paid compensation to the executive officers as a group for services rendered to the Company in all capacities during the 2008 and 2007 fiscal years as shown in the following table. No cash bonuses were paid to such persons for services rendered in the fiscal years ended December 31, 2008, and 2007.

Overview

The following is a discussion of our program for compensating our named executive officers and directors. Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executives compensation with the achievement of our short- and long-term business objectives.

The board of directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers. We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Elements of Compensation

Our compensation program for the named executive officers consists primarily of base salary. There is no retirement plan, long-term incentive plan or other such plans, although Mr. Schissler’s agreement has a bonus plan, subject to the Board’s discretion. The Company is a development stage company with limited revenue. As such we have not yet obtained a consistent revenue stream with which to fund employee salaries and bonus plans. The base salary we provide is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience.

Base Salary

Our named executive officers receive base salaries commensurate with their roles and responsibilities. Base salaries and subsequent adjustments, if any, are reviewed and approved by our board of directors annually, based on an informal review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position. The base salaries paid to our named executive officers in 2008 are reflected in the Summary Compensation Table below.

Stock-Based Awards under the Equity Incentive Plan

We provide equity awards as a component of compensation, and we presently. Our Stock Option Plan permits the granting of stock options to its employees, directors, consultants and independent contractors for up to eight million shares of our common stock. We believe that such awards encourage employees to remain employed by the Company and also to attract persons of exceptional ability to become employees of the Company.

Employment Agreements

On July 16, 2008, CBAI entered into a one-year employment agreement with Matthew L. Schissler (the "Executive Agreement"). Pursuant to his Executive Agreement, Mr. Schissler serves as Chairman and Chief Executive Officer of CBAI at an annual salary of $165,000 through July 14, 2009. The Executive Agreement entitles Mr. Schissler to receive a performance bonus of up to 30% of his salary, at the discretion of the Board of Directors, as well as certain other benefits, including stock options. Mr. Schissler is subject to non-competition and confidentiality requirements. This agreement will automatically be renewed for a period of two years, with an increase in base salary of 5%.

CBAI also entered into a one-year employment agreement with Mr. Joe Vicente. Pursuant to his Agreement, Mr. Vicente serves as Vice President of CBAI at an annual salary of $115,000 through July 14, 2009. The Executive Agreement entitles Mr. Vicente to receive a performance bonus of up to 25% of his salary, at the discretion of the Board of Directors, as well as certain other benefits, including stock options. Mr. Vicente is subject to non-competition and confidentiality requirements. This agreement will automatically be renewed for a period of two years, with an increase in base salary of 5%.

Retirement Benefits

Currently, we do not provide any company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites

Historically, we have not provided our named executive officers with any perquisites and other personal benefits. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete. It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our board of directors.

The following table sets forth the compensation paid to our chief executive officer for each of our last two completed fiscal years. No other officer received compensation greater than $100,000 for either fiscal year.

Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
StMatthew L. Schissler
PrChairman and Chief Executive Officer	2008	100,889	0	$75,000	0	175,889
	2007	150,000	0		36,000	186,000

———————

(1)

The values shown in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted in 2008 in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amount recognized for these awards was calculated using the Black Scholes option-pricing model, and reflect grants from Stock Option Plan, which is described in Note 10 of the Notes to Consolidated Financial Statements. Mr. Schissler and Mr. Vicente took significant salary reductions in 2008 to finance the cash needs of the operation.

Outstanding equity awards at fiscal year end.

The following table sets forth information with respect to the outstanding equity awards of our principal executive officers and principal financial officers during 2008, and each person who served as an executive officer of Cord Blood as of December 31, 2008:

2008 Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards (# of Cord Shares)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)
Matthew L. Schissler	07/16/2008	7,500,000	$0.01	$75,000
Chairman and Chief Executive Officer

Joseph Vicente	07/16/2008	7,500,000	$0.01	$75,000
Vice President

2008 Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration
Name	Exercisable		Unexercisable	($)	Date
Matthew L. Schissler	500,000			0.25	04/29/14
Chairman and Chief Executive Officer	20,555			0.18	07/01/15
	250,000			0.18	12/31/15
	1,600,000			0.31	09/12/15

Joseph Vicente	50,000			0.25	04/29/14
Vice President	700,000	(1)	175,000	0.25	01/10/15
	250,000			0.25	08/01/15
	150,000			0.25	12/31/15

———————

(1)

These options vest equally over four years, commencing January 1, 2006 and ending January 1, 2009.

Mr. Schissler and Mr. Vicente each were awarded options to acquire 7,500,000 restricted common shares of CBAI on July 16, 2008, at an exercise price of $0.01. These options expire in five years from date of award.

COMPENSATION OF DIRECTORS

Director Compensation for year ending December 31, 2008

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made in the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Matthew Schissler	--	$10,000	(1)	--	--	--	--	$10,000
Timothy McGrath	--	$10,000		--	--	--	--	$10,000
Richard Neeson (2)	--			--	--	--	--	--
Joseph R. Vicente	--	$10,000	(1)	--	--	--	--	$10,000

———————

(1)

These stock awards were awarded in his capacity as a director. He also received additional stock option awards in his capacity as an executive officer (see first table in Item 10 above).

On January 26, 2006 the Company’s board of directors approved a board compensation plan through 2008. Shares issued as compensation for one year of service in 2008 are based on the closing stock price of the last business day of 2007, divided by $10,000.

(2)

Mr. Neeson resigned as a director on January 8, 2009. Mr. Neeson chose to decline any board compensation in 2008.

Compensation Committee Interlocks and Insider Participation

We did not have a compensation committee during the year ended December 31, 2008. During the year ended December 31, 2008, none of our officers and employees participated in deliberations of our board of directors concerning executive compensation. During the fiscal year ended December 31, 2008, none of our executive officers served on the board of directors of any entities whose directors or officers serve on our board of directors.

FINANCIAL STATEMENTS

CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED SEPTEMBER 30, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Cord Blood America, Inc.

We have audited the accompanying consolidated balance sheets of Cord Blood America, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years ended December 31, 2008 and 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cord Blood America, Inc. and Subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years ended December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained recurring operating losses, continues to consume cash in operating activities, and has insufficient working capital and an accumulated deficit at December 31, 2008. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

April 14, 2009

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2008 AND DECEMBER 31, 2007

	December 31, 2008	December 31, 2007
ASSETS

Current assets:
Cash	$—	$338,828
Accounts receivable, net of allowance for doubtful accounts of $45,000 and $35,000	106,075	92,559
Supplies	2,574	5,345
Prepaid expenses	47,685	67,544
Total current assets	156,334	504,276
Property and equipment, net of accumulated depreciation and amortization of $293,741 and $204,806	49,435	138,370
Deferred financing costs	648,767	1,210,109
Customer contracts and relationships, net of amortization of $954,124 and $456,751	4,371,594	4,868,967
Deposits	20,130	10,683
Domain name, net of amortization of $115 and $73	285	326
Other assets	670	670
Total assets	$5,247,215	$6,733,401

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Bank overdraft	$17,083	$—
Accounts payable	1,173,850	999,393
Accrued expenses	2,161,704	1,830,809
Deferred revenue	1,194,987	1,043,260
Advances from Officers	120,448	188,955
Capital lease obligations	2,589	3,734
Derivatives Liability	2,098,318	1,309,854
Promissory notes payable, net of unamortized discount of $1,309,384 and $4,086,914	6,824,915	4,523,533
Total current liabilities	13,593,894	9,899,538
Stockholders’ deficit:
Preferred stock, $.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.0001 par value, 950,000,000 shares authorized, 439,342,817 and 195,558,923 shares issued and outstanding, inclusive of treasury shares	43,923	19,569
Additional paid-in capital	28,697,523	31,985,408
Common stock held in treasury stock, 41,266,667 and 46,266,667 shares	(12,159,833)	(17,159,833)
Accumulated deficit	(24,928,292)	(18,011,281)
Total stockholders’ deficit	(8,346,679)	(3,166,137)
Total liabilities and stockholders’ deficit	$5,247,215	$6,733,401

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	Year Ended December 31,
	2008	2007

Revenue	$4,169,949	$5,811,267
Cost of services	1,840,418	3,838,018
Gross Profit	2,329,531	1,973,249

Administrative and selling expenses	3,695,403	5,883,998

Loss from operations	(1,365,872)	(3,910,749)

Interest expense and change in derivatives liability	(5,551,139)	(2,083,255)

Net loss before income taxes	(6,917,011)	(5,994,004)

Income taxes	0	0

Net Loss	$(6,917,011)	$(5,994,004)

Basic and diluted loss per share	$(0.03)	$(0.04)
Weighted average common shares outstanding	267,912,505	141,940,070

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2008 AND 2007

			Additional Paid-in Capital	Treasury Stock	Accumulated Deficit	Total
	Common Stock
	Shares	Amount
Balance, December 31, 2006	88,118,075	8,811	$24,160,727	(16,560,000)	$(13,825,583)	$(6,216,045)
Shares issued for CureSource acquisition	196,080	20	9,980			10,000
Issuance of common stock for debt conversion	18,834,092	1,883	1,071,033			1,072,916
Shares issued for CorCell acquisition	18,694,795	1,883	1,915,511			1,917,394
Shares issued for services	47,058,136	4,706	2,419,546	—	—	2,424,252
Reclassification of derivative liability upon conversion of debt			112,502(			112,502
Reclassification of derivative liability upon issuance of FSP 00-19-2					1,808,306	1,808,306
Share based compensation	2,368,336	237	235,509			235,746
Shares issued for financing	12,122,742	1212	630,867			632,079
Treasury shares	8,166,667	817	599,016	(599,833)		—
Issuance of warrants	—	—	830,717	—	—	830,717
Net Loss	—	—	—	—	(5,994,004)	(5,994,004)
Balance, December 31, 2007	195,558,923	$19,569	$31,985,408	(17,159,833)	$(18,011,281)	$(3,166,137)
Shares issued for services	85,334,119	8,509	474,399			482,908
Shares issued for financing	28,144,999	2,815	302,263			305,078
Reclassification of derivative liability upon exercise of warrants, net of gains			209,371			209,371
Issuance of common shares for debt conversion	96,624,959	9,662	280,248			289,910
Warrants exercised	36,046,229	3,605	311,178			314,783
Share-based compensation	2,633,588	263	134,156			134,419
Treasury shares	(5,000,000)	(500)	(4,999,500)	5,000,000		—
Net Loss					(6,917,011)	(6,917,011)
Balance, December 31, 2008	439,342,817	$43,923	$28,697,523	(12,159,833)	$(24,928,292)	$(8,346,679)

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Cash Flows from Operating Activities
Net Loss	$(6,917,011)	$(5,994,004)
Adjustments to reconcile net loss to net cash used in operating activities
Issuance of stock for services	787,486	2,299,893
Excess value of derivative liability over related loan proceeds	0	2,091,489
Amortization of deferred financing costs	579,104	217,623
Amortization of loan discount	2,839,321	2,742,498
Share based compensation	134,419	227,471
Bad debt	59,455	24,900
Depreciation and amortization	586,350	521,856
Change in value of derivative liability	1,150,079	(4,663,638)

Changes in operating assets and liabilities
Accounts receivable, net	(72,971)	279,862
Supplies	2,770	10,343
Prepaid expenses	19,859	58,686
Deposits	(9,447)	12,250
Deferred costs	(17,762)	(74,886)
Accounts payable	174,459	91,193
Accrued expenses	171,552	920,080
Deferred revenue	136,224	(27,993)

Net cash used in operating activities	(376,113)	(1,262,377)
Cash Flows from Investing Activities
Purchase of property and equipment	0	(2,937)

Acquisition of CorCell business	0	(1,878,047)
Acquisition of CureSource	0	(106,500)
Net cash used in investing activities	0	(1,987,484)
Cash Flows from Financing Activities
Proceeds from the issuance of notes payable	500,022	3,612,685
Payments on notes payable	(724,952)	(821,705)
Payments on capital lease obligations	(1,144)	(6,381)
Proceeds from advances from shareholders	0	246,408
Payments on advances from shareholders	(68,507)	(102,636)
Proceeds from issuance of common stock	314,783	638,752
Bank overdraft	17,083	0
Net cash provided by financing activities	37,285	3,567,123

Net increase (decrease) in cash and cash equivalents	(338,828)	317,262

Cash and Cash Equivalents, beginning of year	338,828	21,566

Cash and Cash Equivalents, end of year	$0	$338,828

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Supplemental disclosure of cash flow information:
Cash paid for interest	$185,508	$749,093
Supplemental Schedule of Non-Cash Investing and Financing Activities:
Issuance of common shares in connection with acquisition of CorCell	0	$1,917,334
Issuance of common shares in connection with acquisition of CureSource	0	$10,000
Conversion of debt into common shares	289,910	1,072,916

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

Note 1. Organization and Description of Business

Cord Blood America, Inc. ("CBAI"), formerly D&A Lending, Inc., was incorporated in the State of Florida on October 12, 1999. CBAI's headquarters are located in Los Angeles, California. CBAI is primarily a holding company whose subsidiaries include Cord Partners, Inc. (“Cord”), CorCell Co. Inc., CorCell Ltd., CBA Professional Services, Inc. D/B/A BodyCells, Inc. ("BodyCells"), CBA Properties, Inc. ("Properties"), Career Channel Inc, D/B/A Rainmakers International ("Rain"), and Family Marketing, Inc. ("Family"). CBAI and its subsidiaries engage in the following business activities:

•

Cord specializes in providing private cord blood stem cell preservation services to families.

•

BodyCells is a developmental stage company and intends to be in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential future use in stem cell therapy.

•

Properties was formed to hold the corporate trademarks and other intellectual property of CBAI.

•

Rain specializes in creating direct response television, radio, on-hold and motor sports advertising campaigns, including media placement and commercial production.

An additional subsidiary, Family Marketing, Inc. (“Family Marketing”) was sold on September 5, 2006 in a Stock Purchase Agreement with Noah Anderson, the President of Family Marketing and is no longer owned by the Company.

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary in the event CBAI cannot continue as a going concern. CBAI continues to search for additional capital to allow it to focus on successfully reaching its objectives and being profitable.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Going Concern

The accompanying financial statements of Cord Blood America, Inc. and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. CBAI has experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $24.9 million as of December 31, 2008. In addition, CBAI has consumed cash in its operating activities of approximately $376,000 for the year ending December 31, 2008 and has a working capital deficit of $13.4 million as of December 31, 2008. These factors, among others, raise substantial doubt about CBAI's ability to continue as a going concern.

Management has been able, thus far, to finance the losses and the growth of the business, through private placements of its common stock, the issuance of debt and proceeds from the Equity Distribution Agreement and Securities Purchase Agreement, and expects to continue to raise funds through debt and equity instruments. CBAI is continuing to attempt to increase revenues within its core businesses. In addition, CBAI is exploring alternate ways of generating revenues through acquiring other businesses in the stem cell industry. In addition, the Company has taken steps to reduce its overall spending through the reduction of our labor force. The ongoing execution of CBAI's business plan is expected to result in operating losses over the next twelve months. There are no assurances that CBAI will be successful in achieving its goals of increasing revenues and reaching profitability.

In view of these conditions, CBAI's ability to continue as a going concern is dependent upon its ability to meet its financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event CBAI cannot continue as a going concern.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 2. Summary of Significant Accounting Policies (Continued)

Principles of Consolidation

The consolidated financial statements include the accounts of CBAI and its wholly owned subsidiaries, Cord, BodyCells, Properties and Rain. Significant inter-company balances and transactions have been eliminated upon consolidation.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates.

Accounts Receivable

Accounts receivable consist of the amounts due for the processing and storage of umbilical cord blood, advertising, commercial production and internet lead generation. Accounts receivable relating to deferred revenues are netted against deferred revenues for presentation purposes. The allowance for doubtful accounts is estimated based upon historical experience. The allowance is reviewed periodically and adjusted for accounts deemed uncollectible by management. Amounts are written off when all collection efforts have failed.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred while major replacement and improvements are capitalized as additions to the related assets. Sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the related asset and accumulated depreciation accounts with any gain or loss credited or charged to income upon disposition.

Intangible Assets

Intangible assets consists primarily of customer contracts and relationships as part of the acquisition of the CorCell and CureSource assets in 2007 (Note 3). Intangible assets are stated at cost. Amortization of intangible assets is computed using the sum of the years’ digits method, over an estimated useful life of 18 years. Estimated amortization expense for the next five years is as follows: 2009:$491,000; 2010: $460,000; 2011: $429,000; 2012: $398,000; 2013: $367,000.

Impairment of Long-Lived Assets

Long-lived assets, other than goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value.

Deferred Revenue

Deferred revenue for Cord consists of payments for enrollment in the program and processing of umbilical cord blood by customers whose samples have not yet been collected, as well as the pro-rata share of annual storage fees for customers whose samples were stored during the year. Deferred revenue for Rain consists of payments for per inquiry leads that have not yet been delivered or media buys that have not yet been placed.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 2. Summary of Significant Accounting Policies (Continued)

Valuation of Derivative Instruments

SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” requires that embedded derivative instruments be bifurcated and assessed, along with free-standing derivative instruments such as warrants, on their issuance date and in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” to determine whether they should be considered a derivative liability and measure at their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option pricing formula. At December 31, 2008, the Company adjusted its derivative liability to its fair value, and reflected the increase in fair value of $781,958, of which $1,150,079 is reflected as an expense on the statement of operations, and $368,121 represents a reclassification of value of warrants exercised to equity.

Revenue Recognition

CBAI recognizes revenue under the provisions of Staff Accounting Bulletin ("SAB") 104 "Revenue Recognition". Cord provides a combination of products and services to customers. This combination arrangement is evaluated under Emerging Issues Task Force (Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables," ("EITF 00-21"). EITF 00-21 addresses certain aspects of accounting for arrangements under multiple revenue generating activities.

Cord recognizes revenue from both enrollment fees and processing fees upon the completion of processing while storage fees are recognized ratably over the contractual storage period.

Rain generates revenue from packaged advertising services, including media buying, on-hold and motor sports advertising campaigns, marketing and advertising production services. Rain's advertising service revenue is recognized when the media ad space is sold and the advertising occurs. Rain's advertising production service revenue is derived through the production of an advertising campaign including, but not limited to, audio and video production, establishment of a target market and the development of an advertising campaign. Rain recognizes revenue generated from packaged advertising services provided to our clients using the "Gross" basis of Emerging Issues Task Force No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent", (“EITF 99-19”).

Rain's revenue recognition policy involves significant judgments and estimates about the ability to collect. We assess the probability of collection based on a number of factors, including past transaction history and/or the creditworthiness of our clients' customers, which is based on current published credit ratings, current events and circumstances regarding the business of our client's customer and other factors that we believe are relevant. If we determine that collection is not reasonably assured, we defer revenue recognition until such time as collection becomes reasonably assured, which is generally upon receipt of cash payment. Rain recognizes revenue generated through per inquiry advertising as the per inquiry leads are delivered to the customer.

Cost of Services

Costs for Cord are incurred as umbilical cord blood is collected. These costs include the transportation of the umbilical cord blood from the hospital to the lab, the labs’ processing fees, and royalties. The Company expenses costs in the period incurred. Costs for Rain include commercial production costs, lead generation costs and media buys.

Advertising

Advertising costs are expensed when incurred. Advertising expenses totaled approximately $182,000 and $425,000 for the years ended December 31, 2008 and 2007, respectively.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 2. Summary of Significant Accounting Policies (Continued)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance based on the portion of tax benefits that more likely than not will not be realized. There was a valuation allowance equal to 100% of deferred tax assets as of December 31, 2008.

Accounting for Stock Option Plan

The Company’s share-based employee compensation plans are described in Note 10. On January 1, 2006, the Company adopted SFAS 123(R), “Accounting for Stock-based Compensation (Revised 2004)” (“123(R)”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, non-employee directors, and consultants, including employee stock options. SFAS 123(R) supersedes the Company’s previous accounting under APB 25 and SFAS 123, for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued SAB 107 relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

Net Loss Per Share

Net loss per common share is calculated in accordance with SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing the net loss by the weighted average common shares outstanding of 267,912,505 and 141,940,070 for the years ended December 31, 2008 and 2007, respectively. Outstanding options to acquire common stock and warrants are not included in the computation of net loss per common share because the effects of inclusion are anti-dilutive.

Concentration of Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet their contractual obligations to be similarly affected by changes in economic or other conditions described below.

Relationships and agreements which could potentially expose the Company to concentrations of credit risk consist of the use of one source for the processing and storage of all umbilical cord blood and one source for the development and maintenance of a website. The Company believes that alternative sources are available for each of these concentrations.

Financial instruments that subject the Company to credit risk could consist of cash balances maintained in excess of federal depository insurance limits. The Company maintains its cash and cash equivalent balances with high credit quality financial institutions. At times, cash and cash equivalent balances may be in excess of Federal Deposit Insurance Corporation limits. To date, the Company has not experienced any such losses, and believes it is not exposed to any credit risk related to such balances.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 2. Summary of Significant Accounting Policies (Continued)

Fair Value Measurements

The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”), effective January 1, 2007. SFAS 157 does not require any new fair value measurements; instead it defines fair value, establishes a framework for measuring fair value in accordance with existing generally accepted accounting principles and expands disclosure about fair value measurements. The adoption of SFAS 157 for our financial assets and liabilities did not have an impact on our financial position or operating results. Beginning January 1, 2008, assets and liabilities recorded at fair value in consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure the fair value. Level inputs, as defined by SFAS 157, are as follows:

•

Level 1 – quoted prices in active markets for identical assets or liabilities.

•

Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

•

Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

The following table summarizes fair value measurements by level at December 31, 2008 for assets and liabilities measured at fair value on a recurring basis:

	Level I	Level II	Level III	Total
Cash and cash equivalents	$(17,083)	$—	$—	$(17,083)

Derivatives liability	—	—	(2,098,318)	(2,098,318)

Derivative liability was valued under the Black-Scholes model, consistent with last year, with the following assumptions:

Risk free interest rate

0.27% to 3%

Expected life

0 to 5 years

Dividend Yield

0%

Volatility

0% to 165%

The following is a reconciliation of the derivative liability:

Value at December 31, 2007	$1,309,854
Increase in Value	1,150,079
Reclassification of value of
Warrants exercised	(361,615)
Value at December 31, 2008	$2,098,318

Reclassification

Certain numbers in the prior year have been reclassified to conform to the current year’s presentation.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not expand the use of fair value in any new circumstances. In February 2008, the FASB issued Staff Position No. FAS 157-1, which amended SFAS No. 157 to exclude SFAS No. 13, Accounting for Leases, and other accounting pronouncements that address fair value measurements for purposes of lease classification or measurement under Statement 13. However, this scope exception does not apply to assets acquired and liabilities assumed in a business combination. Also in February 2008, the FASB issued Staff Position No. FAS 157-2, which delayed the effective date of SFAS No. 157 for non-financial assets and liabilities, except those items recognized at fair value on an annual or more frequently recurring basis to fiscal years beginning after November 15, 2008 and interim periods within those

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 2. Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements (continued)

fiscal years. In October, 2008 the FASB issued Staff Position No. FAS 157-3 which clarified the application of SFAS No. 157 in a market that is not active. We adopted SFAS No. 157 with no material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 159 did not have a significant impact on our consolidated financial statements.

In June 2007, the FASB ratified the consensus on Emerging Issues Task Force (“EITF”) Issue No. 06-11, Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards (“EITF 06-11”). EITF 06-11 requires companies to recognize the income tax benefit realized from dividends or dividend equivalents that are charged to retained earnings and paid to employees for non-vested equity-classified employee share-based payment awards as an increase to additional paid-in capital. EITF 06-11 is effective for fiscal years beginning after September 15, 2007. The adoption did not have a significant impact on the Company’s consolidated financial statements.

In June 2007, the FASB ratified the consensus reached on EITF Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services Received for Use in Future Research and Development Activities (“EITF 07-3”), which requires that nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities be deferred and amortized over the period that the goods are delivered or the related services are performed, subject to an assessment of recoverability. EITF 07-3 will be effective for fiscal years beginning after December 15, 2007. The adoption did not have a significant impact on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements (“SFAS No. 160”) and a revision to SFAS No. 141, Business Combinations (“SFAS No. 141R”). SFAS No. 160 modifies the accounting for non-controlling interest in a subsidiary and the deconsolidation of a subsidiary. SFAS No. 141R establishes the measurements in a business combination of the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree. Both of these related statements are effective for fiscal years beginning after December 15, 2008. The Company has not determined the impact that the adoption of these two statements will have on the consolidated financial statements.

In December 2007, the SEC issued Staff Accounting Bulletin 110 (“SAB 110”), which expresses the views of the Staff regarding use of a “simplified” method, as discussed in SAB 107, in developing an estimate of expected term of “plain vanilla” share options in accordance with Statement of Financial Accounting Standards No. 123. SAB 110 will allow, under certain circumstances, the use of the simplified method beyond December 31, 2007 when a Company is unable to rely on the historical exercise data. The adoption did not have a significant impact on our consolidated financial statements.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”). The new standard amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), and seeks to enhance disclosure about how and why a company uses derivatives; how derivative instruments are accounted for under SFAS 133 (and the interpretations of that standard); and how derivatives affect a company’s financial position, financial performance and cash flows. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early application of the standard is encouraged, as well as comparative disclosures for earlier periods at initial adoption. The Company does not believe adoption of this standard will have a material effect on its financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 2. Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements (continued)

In April 2008, the FASB issued Staff Position No. FAS 142-3, Determination of the Useful Life of Intangible Assets, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets.” The Position will be effective for fiscal years beginning after December 15, 2008 and will only apply prospectively to intangible assets acquired after the effective date. Early adoption is not permitted. The Company does not believe adoption of this standard will have a material effect on its financial statements.

In May 2008, the FASB issued Staff Position No. Accounting Principles Board 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP No. APB 14-1”). FSP No. APB 14-1 requires that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) be separately accounted for in a manner that reflects an issuer’s nonconvertible debt borrowing rate. FSP No. APB 14-1 will be effective for us as of January 1, 2009. The Company does not believe adoption of this principle will have a material effect on its financial statements.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, The Hierarchy of Generally Accepted Accounting Principles, (“SFAS 162”), which imposes the GAAP hierarchy on the reporting entities, not their auditors, based on the long-standing mandate that the entity's management, not their auditors, is responsible for selecting and applying the appropriate GAAP to their financial statements. The auditors' responsibility is to comply with GAAS as a basis for issuing their audit opinion. In issuing SFAS 162, the FASB does not expect a change in current practice and The Company does not believe adoption of this standard will have any impact on its financial statements.

In August 2008, the U.S. Securities and Exchange Commission, or SEC, announced that it will issue for comment a proposed roadmap regarding the potential use by U.S. issuers of financial statements prepared in accordance with International Financial Reporting Standards, or IFRS. IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board, or IASB. Under the proposed roadmap, the Company could be required in fiscal year 2014 to prepare financial statements in accordance with IFRS and the SEC will make a determination in 2011 regarding mandatory adoption of IFRS. The Company is currently assessing the impact that this potential change would have on our consolidated financial statements and will continue to monitor the development of the potential implementation of IFRS.

Note 3. Acquisitions

Acquisition of CorCell

On February 28, 2007, the Company completed the acquisition of certain assets from CorCell, Inc., (a Delaware Company) a subsidiary of Vita34 A.G., in exchange for $ 1,878,047 in cash, two promissory notes totaling $462,959 in addition to $300,000 of shares previously issued in 2006, $1,917,394 value paid in common restricted shares of the Company and the assumption of net liabilities in the amount of $1,093,978. The Acquisition related to all rights to possession and custody of all acquired samples owned by CorCell, Inc., and associated with the operations of CorCell, Inc. which is predominantly the current customer base and revenues. The deal also included the purchase of cryogenic freezers and other fixed assets used in this umbilical cord blood samples business.

The purchase price was allocated as follows:

Accounts receivable	$352,234
Fixed assets	224,979
Other current assets	141,258
Customer list	4,935,236
Total purchase price	$5,653,707

The customer list is being amortized over 18 years.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 3. Acquisitions (Continued)

Acquisition of the Assets of CureSource, Inc.

On August 20, 2007, CBAI completed the acquisition of certain assets from CureSource, Inc., a South Carolina corporation for the purchase price of $106,500 in cash and $10,000 in stock, or 196,080, unregistered shares of CBAI's common stock (the "Acquisition"). The Acquisition related to the purchase of approximately 340 umbilical cord blood samples, as well as one cryogenic freezer used for the storage of such umbilical cord blood samples. The entire purchase price was allocated to customer contracts and relationships, which are being amortized over 18 years.

Note 4. Property and Equipment

At December 31, 2008, property and equipment consist of:

	Useful Life (Years)	2008	2007

Furniture and fixtures	5	$69,477	$69,477
Computer equipment	3	116,396	116,396
Freezer equipment	2	157,303	157,303
		343,176	343,176
Less accumulated depreciation		(293,741)	(204,806)

		$49,435	$138,370

For the years ended December 31, 2008 and 2007, depreciation expense totaled $88,935 and $103,332 respectively.

Note 5. Accrued Expenses

The components of accrued expenses at December 31, 2008 and 2007 are summarized as follows:

	2008	2007
Accrued salaries and benefits	$173,121	$53,801
Accrued interest and related financing expenses	1,753,440	1,633,199
Other accrued expenses	219,643	128,309
Deferred Rent	15,500	15,500
	$2,161,704	$1,830,809

Note 6. Capital Lease Obligations

Through December 31, 2008, Cord Blood entered into capital leases for computer equipment. The capital leases expire at various dates in 2009. Assets under capital lease are capitalized using interest rates appropriate at the inception of the lease. At December 31, 2008 and 2007, these leased assets are included in property and equipment as computer equipment amounting to $13,420 and $13,420 respectively.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 7. Notes and Loans Payable, and Derivative Liabilities

At December 31, 2008 and 2007, notes and loans payable consist of:

	2008	2007
Secured Convertible Debenture payable to Cornell Capital Partners (a/k/a YA Global Advisors, L.P.), secured by substantially all of the Company's assets, interest at 10% per annum, principal and interest due on December 23, 2008 (currently in default)	1,474,100	$1,534,250

Secured Convertible Debenture payable to Enable Capital, secured by substantially all of the Company's assets, interest at 10% per annum, principal and interest due on December 23, 2008 (currently in default)	2,227,464	2,311,250

Promissory Note payable to Strategic Working Capital Fund, L.P., interest at 8% per annum, due August 2, 2008	302,032	317,232

0% Convertible Debenture payable to Enable Capital, effective interest rate of 72% per annum (considering the loan discount), due November 26, 2009	1,823,823	1,931,105

Secured Original Discount Debenture payable to Shelter Island Opportunity Fund, LLP, interest at 11.25% per annum, maturing in August, 2009	1,650,000	2,055,492

2nd Secured Discount Debenture payable to Shelter Island Opportunity Fund, LLP, interest at 18% per annum, 4 equal payments remaining, maturing in May, 2009	67,251	153,333

Advance on credit card sales	133,190	3,050

Convertible Note payable to CorCell, Inc., interest at 8% per annum, due in 2008 (currently in default)	212,959	212,959

Convertible Note payable to Tangiers Investors, LP, interest at 7% per annum, principal and interest due March 28, 2010	160,000

Promissory Note payable to CorCell, Inc., interest at 10.5% per annum, due March, 2008 (currently in default)	83,480	91,776
	8,134,299	8,610,447
Less: Unamortized Discount	(1,309,384)	(4,086,914)

	$6,824,915	$4,523,533

CBAI is in default on several of the notes, as detailed below.

Cornell

Liquidated damages and interest in the amount of $1,336,014 have been accrued for an event of default under the terms of this note, and are recorded as accrued expenses at December 31, 2008.

During 2007, Cornell converted $822,916 of its debt into 13.3 million shares of common stock of the Company, and was repaid $250,000 in shares of common stock.

During 2008, Cornell converted a further $88,204 of its debt into 39.6 million shares of common stock of the Company. This note is in default, since it matured in December 2008. However Cornell has provided a verbal waiver and is accelerating its convertible feature in 2009.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 7. Notes and Loans Payable, and Derivative Liabilities (Continued)

Strategic

On December 5, 2006, CBAI issued 1,239,000 restricted common shares in exchange for Strategic providing a three month extension on the promissory note. As of December 31, 2008 the outstanding balance on the note including accrued and unpaid interest was $302,032. CBAI is in default since the note was not repaid in August 2008. However, CBAI is currently in negotiations to sell the note to a third party.

Advance on Credit Card Sales

On September 5, 2006, Cord received a $93,000 advance on future credit card sales. Repayment terms on this advance call for the 20% capture of certain credit card sales until the sum of $130,200 has been paid. At December 31, 2007, the outstanding principal balance was $3,050. On February 14, 2008, the Company received a further advance of $51,500 in exchange for a debt of $71,065 and on August 26, 2008, it received a further advance of $99,000 in exchange for a debt of $144,530. At September 30, 2008, the Company received a further advance, in exchange for debt of $71,395. Repayment terms call for the same 20% capture of certain credit card sales. At December 31, 2008, the remaining balances on these advances were $133,190.

Convertible Notes Payable – Enable

In November 2007, the Company contracted a 0% convertible debenture with Enable Capital for a face amount of $1,931,106, and net proceeds of $1,369,000. The note is convertible at $0.03 per share or 96% of market price as defined. The Company used $544,000 of the proceeds to pay down its accrued interest to Cornell. In connection with this convertible note, the Company issued a warrant to purchase 48,277,655 shares of the Company’s common stock at an exercise price of $0.037 per share. In March 2008, the Company offered the warrant holders to reduce the conversion price to $0.0086 per share, if exercised in March, 2008. This offer was extended through the end of July, 2008. Warrant holders exercised warrants and purchased 30,370,553 shares at $0.0086. This was treated as an inducement to exercise, and it resulted in a gain of $150,007, as the value of the related derivative liability was higher than the value of the modified warrants at the date of exercise. On May 30, 2008, due to anti-dilution provisions, the Company issued warrants to Enable Capital to purchase 9,655,531 Common Shares at $0.0086 per share, leaving Enable with a balance of 27,562,663 warrants to purchase the Company’s common stock at September 30, 2008. The Company performed an analysis under EITF 00-19, and found that the conversion feature and the related warrants do not qualify as derivative liabilities. Therefore, the Company applied the provisions of APB 14, EITF 98-5 and 00-27. $602,361 of the proceeds was allocated to the debt, while $830,717 was allocated to the warrants. The value of the warrants was established using the Black-Scholes pricing model with the following assumptions: expected life of 5 years; stock volatility of 163%, risk-free interest rate of 3.23%, and no dividend. With the consideration of the loan discount of $1,328,745, the interest rate is 72%. In connection with this financing, warrants to purchase 5,833,334 shares of stock were issued to Midtown Partners. These warrants were valued at $219,175 on the date of issuance, and were recorded as deferred financing costs. During the year, the Company issued 28,700,000 common shares under the conversion feature of the Note, reducing the note balance by $107,283, leaving a balance outstanding at December 31, 2008 of $1,823,823.

The Note payable called for repayment over eighteen months, commencing May 2008. CBAI received signed waivers on its inability to honor those payments. The Note matures on November 26, 2009.

In November 2007, Enable Capital also assumed $2,311,250 of the original Note payable to Cornell. In 2008, the Company issued 28,365,777 common shares under the conversion feature of the Note, reducing the note balance by $83,786, leaving a balance outstanding at December 31, 2008 of $2,227,464. This note is in default, since it matured in December 2008. However Cornell has provided a verbal waiver and is accelerating its convertible feature in 2009.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 7. Notes and Loans Payable, and Derivative Liabilities (Continued)

Note Payable - Shelter Island.

In February 2007, as part of the financing for the CorCell acquisition, the Company contracted a note payable in the amount of $2,300,000 with Shelter Island, for proceeds of $2,000,000. In connection with this note, the Company also issued warrants to purchase 36,000,000 shares of common stock at a price of $0.05 per share. The Company also contracted another agreement with Shelter Island in September, 2007 for $230,000. In connection with this agreement, the Company issued warrants to purchase 20,270,270 shares of common stock at $0.037 per share. In March 2008, the Company reduced the conversion price to $0.0086 per share, provided the warrant was exercised in March, 2008. This offer was extended through the end of July, 2008. In May, 2008, Shelter exercised 20,270,270 warrants and received 2,837,238 shares on a cashless basis. The Company conducted an analysis under EITF 00-19, and accounted for the warrants as derivative liabilities. The total value of warrants was $5,310,142 at the date of issuance, using the Black-Scholes pricing model with the following assumptions: expected life of 5 years; stock volatility of 163%, risk-free interest rate of 3.23%, and no dividend. $2,000,000 of these warrants were recorded as loan discount, $1,218,653 was recorded as deferred financing costs to be amortized on a straight line basis over the life of the loan, and $2,091,489 was recorded as interest expense, representing the excess of the derivative liability over the amount of the note.

Notes Payable – CorCell.

In March 2007, the Company contracted a $212,959 note payable with CorCell, in connection with the acquisition of the CorCell business. In connection with this note, the Company issued warrants to purchase shares of common stock at a price of $0.05 per share. The Company conducted an analysis under EITF 00-19, and accounted for the warrants as derivative liabilities. The total value of warrants was $125,401 at the date of issuance, using the Black-Scholes pricing model with the following assumptions: expected life of 5 years; stock volatility of 165%, risk-free interest rate of 5.11%, and no dividend. CBAI is in default since the note has not repaid. However, CBAI is currently in negotiations to sell the note to a third party.

The Company is also in default on its Promissory Note payable bearing interest at 10.5% per annum, and which was due in March, 2008. CBAI is currently in negotiations to sell the note to a third party.

Note 8. Commitments and Contingencies

Agreements

Progenitor Cell Therapy, LLC

On August 1, 2007, CBAI entered into an agreement with Progenitor Cell Therapy, LLC (“PCT”) for testing, processing and storage of cord blood samples. As a result of our agreement with PCT we terminated our agreement with Bergen. The Company believes this transition from Bergen to PCT will provided additional leverage to operating costs and efficiencies while maintaining the highest of quality standards. This agreement expires on June 30, 2012. There is a 90 day written advance for early termination where depending on the party terminating, various clauses to termination apply.

Pharmastem

In March 2004, Cord entered into a Patent License Agreement with the holder of patents utilized in the collection, processing, and storage of umbilical cord blood to settle litigation against Cord for alleged patent infringements. The Patent License Agreement calls for royalties of 15% of processing and storage revenue, with a minimum royalty of $225 per specimen collected, on all specimens collected after January 1, 2004 until the patents expire in 2010. During the year ended December 31, 2008 and 2007, Cord incurred $80,000 and $89,102 respectively, in royalties to the Patent License Agreement. At December 31, 2008, $306,268 is included in accounts payable and accrued expenses relating to these fees.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 8. Commitments and Contingencies (continued)

Operating Leases

CBAI leases office space, computer software and office equipment which expires at various times through 2013. Commitments for minimum future rental payments, by year and in the aggregate, to be paid under the operating leases as of December 31, 2008, are as follows:

2009	$156,963
2010	143,093
2011	146,685
2012	106,090
2013	0
$552,831

Employment Agreements

On January 1, 2006, CBAI entered into one-year employment agreement (“Executive Agreement”) with Mr. Matthew L. Schissler who serves as the Company’s Chairman and Chief Executive Officer an annual salary of $150,000 through December 31, 2006. The Executive Agreement entitles Mr. Schissler to receive a net year-end performance bonus of $25,000, at the discretion of the Board of Directors, as well as certain other benefits. Mr. Schissler is subject to non-competition and confidentiality requirements. CBAI may terminate Mr. Schissler's Executive Agreement at any time without cause. In such event, no later than the Termination Date specified in the Termination Notice (both as defined in the Executive Agreement), CBAI shall pay to Mr. Schissler an amount in cash equal to the sum of his Compensation determined as of the date of such Termination Notice through the remaining term of the Executive Agreement. On July 16, 2008, CBAI entered into a new three-year agreement with Mr. Schissler, which is renewable annually thereafter, which provides for a base salary of $165,000 the first year, with five percent automatic base salary increases for each successive year. It also provides for an annual bonus, payable at the discretion of the Board of Directors, equal to thirty percent of the Employee’s prior year base salary. It also provided him with the immediate issuance of 7,500,000, five-year options to acquire restricted shares of the Company’s common shares at an exercise price of $0.01 per share, These options vest twenty-five percent immediately, and twenty-five percent annually thereafter. It also provided Mr. Schissler with the payment of an inducement bonus of 1,000,000 restricted shares of the Company’s common shares.

On July 16, 2008, CBAI entered into a new three-year agreement with Mr. Joe Vicente, who serves as the Company’s Vice-President, which is renewable annually thereafter, which provides for a base salary of $115,000 the first year, with five percent automatic base salary increases for each successive year. It also provides for an annual bonus, payable at the discretion of the Board of Directors, equal to twenty-five percent of the Employee’s prior year base salary. It also provided him with the immediate issuance of 7,500,000, five-year options to acquire restricted shares of the Company’s common shares at an exercise price of $0.01 per share, These options vest twenty-five percent immediately, and twenty-five percent annually thereafter. It also provided Mr. Vicente with the payment of an inducement bonus of 1,000,000 restricted shares of the Company’s common shares.

Compensation of the Board of Directors

On January 26, 2006, CBAI's Board of Directors approved a Board Compensation Plan (the “Plan”) effective through 2008. The Plan calls for all Board members to receive shares of the Company’s common stock to be issued as compensation for 2006 and 2007, in an amount equal to $10,000 per year. However, Mr. Neeson chose to decline any compensation. Shares issued as compensation for one year of service in 2008 will be based on $10,000 divided by the closing stock price on the last business day of 2007.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 9. Related Party Transactions and Commitments

Advances from Officers

In prior years, the Company received non-interest bearing advances from officers of CBAI. On May 11, 2007, Ms. Stephanie Schissler, who is the spouse of the Company's Chief Executive Officer, loaned $121,500 to the Company, to be repaid in 36 equal monthly installments of $3,908. The Company signed a Promissory Note, which carries interest at the rate of 10% per annum. In addition, the Company pledged as security 2,500,000 common shares to be held in treasury until the loan is paid off. At December 31, 2008, the balance remaining on this loan was $57,375.

On June 14, 2007, Ms. Stephanie Schissler loaned a further $76,950 to the Company, to be repaid in 36 equal monthly installments of $2,483. The Company signed a Promissory Note, which carries interest at the rate of 10% per annum. In addition, the Company pledged as security 2,250,000 common shares to be held in treasury until the loan is paid off. At December 31, 2008, the balance remaining on this loan was $38,475.

On June 14, 2007, Mr. Matt Schissler loaned $25,650 to the Company, to be repaid in 36 equal monthly installments of $828. The Company signed a Promissory Note, which carries interest at the rate of 10% per annum. In addition, the Company pledged as security 750,000 common shares to be held in treasury until the loan is paid off. At December 31, 2008, the balance remaining on this loan was $12,825.

On December 1, 2008, Mr. Matt Schissler advanced $14,960 to the Company. No specific terms were assigned to this advance. At December 31, 2008, the balance remaining was $ 11,773.

Consulting Agreement

On July 1, 2008, CBAI entered into a one-year consulting agreement with Pyrenees Capital, LLC., a business owned by Stephanie Schissler, CBAI's former President and Chief Operating Officer. Ms. Schissler is the spouse of the Company's Chief Executive Officer. The agreement entitles Ms. Schissler to an $11,500 per month retainer and stock option incentives for her services in relation to strategic corporate planning and other business related matters. The agreement automatically renews for a further term of six months, unless a 60-day written notice of cancellation is provided by Pyrenees Capital, or a 180-day written notice is provided by CBAI.

Note 10. Stock Option Plan

The Company's Stock Option Plan permits the granting of stock options to its employees, directors, consultants and independent contractors for up to 8.0 million shares of its common stock. The Company believes that such awards encourage employees to remain employed by the Company and also to attract persons of exceptional ability to become employees of the Company.

The Company adopted the provisions of SFAS No. 123R, Share-Based Payment (“SFAS No. 123(R)”), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and non-employee directors.

The fair value of stock options at the date of grant was estimated using the Black-Scholes option-pricing model, based on the following assumptions:

	2008	2007

Risk-free interest rate	3.24%	4.68%
Expected life	6 years	6 years
Dividend yield	0.00%	0.00%
Volatility	165.0%	276.80%

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 10. Stock Option Plan (continued)

Company’s computation of expected volatility is based on the historical daily volatility of its publicly traded stock. For option grants issued during the year ended December 31, 2008 and 2007, the Company used a calculated volatility for each grant. The Company’s computation of expected life were estimated using the simplified method provided for under Staff Accounting Bulletin 107 (“SAB 107”), which averages the contractual term of the Company’s options of ten years with the average vesting term of three years for an average of six years. The dividend yield assumption of zero is based upon the fact the Company has never paid cash dividends and presently has no intention of paying cash dividends. The risk-free interest rate used for each grant is equal to the U.S. Treasury rates in effect at the time of the grant for instruments with a similar expected life. Based on historical experience, for the years ended December 31, 2008 and 2007, the Company has estimated an annualized forfeiture rate for each period of 10.5% for options granted to its employees. Compensation costs will be adjusted for future changes in estimated forfeitures. The Company will record additional expense if the actual forfeitures are lower than estimated and will record a recovery of prior expense if the actual forfeiture rates are higher than estimated. No amounts relating to employee stock-based compensation have been capitalized. The Company usually issues new shares when the holder exercises their options.

The following table summarizes stock option activity for the years ended December 31, 2008 and 2007:

		Weighted Average
	Option Shares	Exercise Price per Share	Contractual Remaining Life, in Years

Outstanding at January 1, 2007	5,839,808	$0.27
Granted	90,000	0.10
Exercised	—
Expired/Forfeited	(121,668)	0.24

Outstanding at December 31, 2007	5,808,140	0.26
Granted	17,500,000	0.01
Exercised	—
Expired/Forfeited	—

Outstanding at December 31, 2008	23,308,140	$0.07	5.5

Exercisable at December 31, 2008	9,345,640	$0.16	5.6

The following table summarizes significant ranges of outstanding stock options under the stock plan at December 31, 2008:

Range of Exercise Prices	Number of Options	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Contractual Life	Weighted Average Exercise Price
$0.01 — 0.20	18,473,192	5.34	$0.01	4,685,692	4.67	$0.01
$.21 — 0.30	3,028,850	5.88	0.25	2,853,850	5.87	0.25
$.31 — 0.51	1,806,098	6.69	0.31	1,806,098	6.59	0.31
	23,308,140	5.51	$0.07	9,345,640	4.98	$0.07

There was no aggregate intrinsic value of outstanding options as of December 31, 2008, since there is no difference between the closing fair market value of the Company’s common stock on December 31, 2008 ($0.01) and the exercise price of the underlying options.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 10. Stock Option Plan (continued)

A summary of the activity for unvested employee stock options as of December 31, and changes during the year is presented below:

	Stock Options		Weighted Average Grant Date Fair Value per Share
	2008	2007	2008	2007
Nonvested at January 1,	765,000	765,000	$0.23	$0.23
Granted	17,500,000	90,000	0.01	0.10
Vested	(4,202,500)	(90,000)	0.01	0.10
Pre-vested forfeitures	-		-
Nonvested at December 31,	13,962,500	765,000	$0.01	$0.23

The total compensation cost related to non-vested options amounts to $133,478, which will be expensed over a weighted average period of 1.5 years.

Note 11. Warrant Agreements

A summary of the Company’s warrant activity and related information for the years ended December 31 are shown below.

	Warrants			Weighted Average Exercise Price
	2008	2007	2006	2008	2007	2006
O Outstanding, beginning of year	136,034,592	24,570,000	24,570,000	$0.11	$0.35	$0.35
Granted	13,452,481	111,464,592	—	0.02	0.06	—
Exercised	(70,911,093)	—	—	0.01	—	—
Forfeited	—	—	—	—	—	—
Expired	—	—	—	—	—	—
Outstanding — end of year	77,575,980	136,034,592	24,570,000	0.15	0.11	0.35
Exercisable at end of year	77,575,980	136,034,592	24,570,000	$0.15	$0.11	$0.35
W Weighted average fair value of warrants granted during the year:	$0.0166	$0.0600	$—

The Company negotiated a re-pricing agreement with its warrant holders such that any warrants exercised between March 10, 2008 and July 31, 2008 could be exercised at $0.0086 per common share. Accordingly, 30,370,553 of the exercised warrants in 2008 were exercised at $0.0086 per share. The remaining 40,540,540 warrants were exercised on a cashless basis, in exchange for 5,675,676 common shares.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 11. Warrant Agreements (continued)

The following table summarizes additional information concerning warrants outstanding and exercisable at December 31, 2008:

	Warrants Outstanding
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Warrants Number of Shares Exercisable	Exercisable Weighted Average Exercise Price
$0.0086 — 0.101	54,005,980	4.07	$0.0553	54,005,980	$0.0553
$0.1875 — 0.190	1,000,000	0.75	0.1875	1,000,000	0.1875
$0.3500 — 0.400	22,570,000	2.25	0.03684	22,570,000	0.03684
	77,575,980	3.50	$0.1481	77,578,980	$0.1481

The Company also has outstanding put options to purchase 40,000,000 common shares at $0.05 per share in relation to its convertible debt with Shelter Island.

Note 12. Income Taxes

The Company has loss carryforwards that it can use to offset a certain amount of taxable income in the future. The loss carryforwards are subject to significant limitations due to change in ownership. The Company is currently analyzing its amount of loss carryforwards, but has recorded a valuation allowance for the entire benefit due to the uncertainty of its realization.

Note 13. Stockholders’ Deficit

Common Stock

As of December 31, 2008 CBAI had 439,342,817 shares of common stock outstanding. Of the 46,266,667 treasury shares outstanding at December 31, 2007, 5,000,000 were returned in April 2008, leaving a total of 41,266,667 shares issued and remaining in the Company’s treasury.

On March 23, 2009, the shareholders approved an increase in the Company’s authorized capital stock to 6,950,000,000 of which 5,000,000 shall be preferred shares and the remaining 6,945,000,000 shall be common shares.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 14. Segment Reporting

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information," requires that public business enterprises report financial and descriptive information about its reportable operating segments. CBAI has three operating segments. Cord generates revenues related to the processing and preservation of umbilical cord blood. Rain generates revenues related to television and radio advertising. All of its long-lived assets are located in, and substantially all of its revenues are generated from within, the United States of America. The table below presents certain financial information by business segment for the year ended December 31, 2008:

	Umbilical Cord Blood	Adipose/ Peripheral Blood	Radio/ Television Advertising	Segments Total	Consolidated Total
Revenue from External Customers	$3,418,287	—	$751,662	$4,169,949	$4,169,949
Interest Expense and change in derivative liability	5,544,339	—	6,800	5,551,139	5,551,139
Depreciation and Amortization	586,350	—		586,350	586,350
Segment Income (Loss)	(7,063,507)	—	146,496	(6,917,011)	(6,917,011)
Segment Assets	$5,214,253	—	$32,962	$5,247,215	$5,247,215

The table below presents certain financial information by business segment for the year ended December 31, 2007:

	Umbilical Cord Blood	Adipose/ Peripheral Blood	Radio/ Television Advertising	Segments Total	Consolidated Total
Revenue from External Customers	$3,144,639	—	$2,666,628	$5,811,267	$5,811,267
Interest Expense and change in derivative liability	2,083,255	—	—	2,083,255	2,083,255
Depreciation and Amortization	521,856	—	—	521,856	521,856
Segment Income (Loss)	(5,822,825)	—	171,179	(5,944,004)	(5,944,004)
Segment Assets	$6,722,198	—	$11,203	$6,733,401	$6,733,401

Note 15. Subsequent Events

On March 23, 2009, the shareholders approved an increase in the Company’s authorized capital stock to 6,950,000,000, of which 5,000,000 shall be preferred shares and the remaining 6,945,000,000 shall be common shares.

On February 20, 2009, we entered into an amendment agreement (the “Amendment”) with Shelter Island Opportunity Fund LLC (“Shelter Island”) and Corcell, Ltd., a Nevada corporation and subsidiary of the Company (“Corcell”), pursuant to which the Company and Shelter Island agreed to amend certain terms of the Original Issue Discount Debenture in the original principal amount of $2,300,000 issued by Corcell to the Holder (the “Debenture”).

Pursuant to the Amendment, the Company and the Holder agreed that the aggregate principal amount of the Debenture, as amended, shall be equal to $1,580,675, which includes (a) the then outstanding principal amount of the Debenture of $1,312,675.17 and (b) a restructuring fee of $268,000. In addition, the Company and the Holder agreed to extend the maturity date of the Debenture to February 28, 2010. The Debenture, as amended, is convertible into shares of the Company’s common stock at the option of the Holder at a conversion price of $0.03 per share (the “Conversion Price”). In addition, pursuant to the Amendment, commencing on February 28, 2009 and terminating upon the full redemption of the Debenture, the Company shall redeem a monthly amount equal to

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008

Note 15. Subsequent Events (continued)

$85,000 plus any accrued but unpaid interest, liquidated damages and other amounts owing to the holder (the “Monthly Redemption Amount”). The Company also agreed to obtain shareholder approval (“Shareholder Approval”) of an amendment to its Articles of Incorporation that increases the number of authorized shares of capital stock that the Company has the authority to issue from 950,000,000 to 6,950,000,000, The Company obtained the Shareholder Approval and on March 25, 2009, the aforementioned amendment was filed with the Secretary of State of the State of Florida.

Pursuant to the Amendment, interest on the Debenture shall be payable to the Holder at the rate of the higher of (a) the sum of 3.0% plus the Prime Rate; and (b) 11.25% per annum payable monthly. Interest is payable in cash, at the Company’s option, in shares of the Company’s common stock subject to certain conditions (the “Equity Conditions”). The Equity Conditions are as follows: (a) the Company shall have duly honored all conversions and redemptions, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (c)(i) there is an effective registration statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of common stock issuable pursuant to the transaction documents or (ii) all of the conversion shares issuable pursuant to the transaction documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the transfer agent and the Holder, (d) the Common Stock is trading on a trading market and all of the shares issuable pursuant to the transaction documents are listed or quoted for trading on such trading market, (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of common stock for the issuance of all of the shares then issuable pursuant to the transaction documents, (f) there is no existing event of default, (g) the issuance of the shares in question would not cause the Holder to hold in excess of 4.99% of the Company’s issued and outstanding common stock, (h) there has been no public announcement of a pending or proposed change of control transaction that has not been consummated, (i) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information and (j) as to each monthly redemption, for each trading day in a period of 20 consecutive trading days prior to the applicable date in question, the daily trading volume for the common stock on the principal trading market exceeds $150,000 of shares per trading day. The conversion rate of interest payments is equal to the lesser of (a) the Conversion Price or (b) 85% of the lesser of (i) the average of any 5 closing prices for the common stock for the 20 consecutive trading days ending on the trading day that is immediately prior to the applicable interest payment date or (ii) the average of the any 5 closing prices for the common stock for the 20 consecutive trading days ending on the trading day that is immediately prior to the date the applicable interest conversion shares are issued and delivered if such delivery is after the interest payment date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.

Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$27.12
Legal Fees and Expenses	$35,000
Accounting Fees and Expenses	$5,000
Total	$40,27.12

Item 14.

Indemnification of Directors and Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15.

Recent Sales of Unregistered Securities

During the past three years the Company has had the following unregistered sales of its securities:

2009

In January 2009, 5,042,071 shares of common stock were issued to Darrin Ocasio for legal services for a total cash value on the date of issuance of $19,159.87

In January 2009, 4,500,000 shares of common stock were issued to DRW Consulting for accounting services for a total cash value on the date of issuance of $18,450.00

In January 2009, 2,500,000 shares of common stock were issued to NetGen Consulting for marketing services for a total cash value on the date of issuance of $32,500.00.

In March 2009, 8,000,000 shares of common stock were issued to Dave Shaub for legal services for a total cash value on the date of issuance of $59,200.00

2008

In April 2008, 1,162,917 shares of common stock of the Company were issued to 3 individuals for legal, marketing and debt consulting services the total value of the shares issued was $15,800

In April 2008, 1,764,705 shares of common stock of the Company were issued to the Board of Directors for a total cash value of $30,000; and

In May 2008, an aggregate of 5,332,900 shares of common stock were issued to an individual in connection with the individual providing financing to the Company.

On June 27, 2008, we entered into a Securities Purchase Agreement with Tangiers Investors, LP. Pursuant to the Securities Purchase Agreement we issued Tangiers 17,021,277 shares of our common stock as a commitment fee equal to $160,000.

On July 17, we issued 2,000,000 common shares to the Company’s management for services. The total value of the shares on the date of issuance was $24,000.

On September 2, 2008 we issued 3,731,343 common shares to Yorkville Advisors in exchange for a reduction in an outstanding debenture. The total value of the shares on the date of issuance was $25,000.

2007

During the nine months ended September 30, 2007, we issued a total of 324,324 shares to its directors as compensation. The total cash value of the stock on the date of issuance was $42,162.

On February 23, 2007 we issued 750,000 shares in exchange for finders fees related to the financing arranged with Shelter. In March 2008, the Company offered the warrant holders to reduce the conversion price to $0.0086 per share, if exercised in March or April 2008. Warrant holders exercised warrants and purchased 9,272,000 shares at $0.0086.

On February 14, 2007, we entered into a Securities Purchase Agreement with Shelter Island Opportunity Fund whereby the Company issued 1,000,000 deposit shares in exchange for financing a Debenture of $2.3 million, used to purchase the CorCell business.

In March 2007, we issued a $212,959 note payable to CorCell, in connection with the acquisition of the CorCell business. In connection with this note, we issued warrants to purchase shares of common stock at a price of $0.05 per share. The total value of warrants were $125,401 at the date of issuance, using the Black-Scholes pricing model with the following assumptions: expected life of 5 years; stock volatility of 165%, risk-free interest rate of 5.11%, and no dividend.

On May 21, 2007, we entered into a placement agent agreement with RHK Midtown Partners, LLC, for providing financial consulting services, at a value of $150,000, in exchange for the issuance of 1,875,000 common shares of the Company.

On May 21, 2007,we signed an exclusive Consulting Agreement with Fuselier & Associates 1, L.P., whereby the consultant will negotiate creditor claims and attempt to effect settlements of these claims (currently in Accounts Payable on the Company’s Balance Sheet). In exchange, the we issued 15,000,000 restricted common shares with a value of $1,200,000. Creditor claims that go unassigned to the consultant will result in a share reduction equivalent to a set formula, as outlined in the Agreement, on file with the SEC. On July 23, 2007, we signed an amendment to this Agreement, issuing an additional 871,945 common shares.

On June 20, 2007, we issued 2,000,000 unregistered common shares to Bergen Community Regional Blood Center in consideration for extending the credit terms on its outstanding balance in accounts payable. The value of the shares was $100,000 on the date of issuance ($.05) per share.

On July 31, 2007 and August 31, 2007, we issued 969,400 and 1,473,429 restricted common shares to Independent Blue Cross in exchange for a total cash consideration of $129,786 as an investment in our Company.

On November 26, 2007, we entered into a Securities Purchase Agreement pursuant to which we issued and sold an aggregate of $1,931,106.20 principal amount of 0% Senior Convertible Notes to accredited investors in a private placement. The Notes were sold at a 20% discount. A portion of the principal amount of the Notes in the amount of $680,000 was paid by the purchasers by converting $544,000 in interest we owed on outstanding notes. We received gross proceeds of approximately $1,000,000. As part of the transaction, the purchasers were also issued warrants to purchase 48,277,655 shares of our Common Stock, $0.0001 par value per share, at the exercise price of $0.037 per share. The Notes are due on November 26, 2009. The initial conversion price of the Notes is $0.03 per share.

In connection with the transaction, the Company paid placement agent fees in the amount of $90,000.  In addition, we issued the placement agents, including their employees and affiliates, 5,833,332 warrants to purchase our common stock. The Broker Warrants have the same terms as the warrants described above, except that, 2,916,666 of the Broker Warrants have an exercise price of $0.03.

On November 26, 2007 we issued Shelter Island warrants to purchase 20,270,270 shares of the company’s Common Stock at a purchase price of $0.037 per share. The Shelter Island warrants may be exercised any time until November 31, 2012.  This was for a $1 million debt line we signed with them on the same date.

The Company has also granted Shelter Island a put option to which Shelter Island can sell the shares issued to Shelter Island back to the Company for the product of (i) the aggregate of all advances made (whether or not they are then outstanding) by Shelter Island to Corcell under the Debenture, and (ii) 60.00% (or, on a per put share basis, such product divided by the total number of put shares) at any time during the earlier to occur of the following put option exercise periods: (a) the ten business day period commencing on the first anniversary of the closing date, or (b) the ten business day period commencing on the date which is nine months after the date that the registration statement for the registration of the issued shares is declared effective by the Securities and Exchange Commission.

2006

On August 2, 2006, we entered into a Subscription Agreement with Strategic Working Capital Fund, L.P. ("Strategic"). Pursuant to the Subscription Agreement, CBAI (i) issued to Strategic a Promissory Note bearing interest at the rate of 8% with an aggregate principal amount of $285,000 and (ii) delivered 500,000 unregistered shares of its Common Stock (the "Shares") to Strategic. The Promissory Note is due one year from the date of issuance, unless redeemed prior by Strategic but in any event no earlier than the third month following issuance of the note. The Promissory Note also is subject to acceleration upon an event of default, as defined in the Note. Pursuant to the Subscription Agreement, Strategic was granted registration rights for the Shares in the event that CBAI proposes to register any other shares of its common stock.

On December 5, 2006, we issued 1,239,000 restricted common shares in exchange for Strategic providing a three month extension on the promissory note. As of December 31, 2007 the outstanding balance on the note including accrued and unpaid interest was $317,232.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

Item 16.

Exhibits

EXHIBIT	DESCRIPTION
2.0	Form of Common Stock Share Certificate of Cord Blood America, Inc. (1)
3.0	Amended and Restated Articles of Incorporation of Cord Blood American, Inc. (1)
3.1	Amended and Restated Bylaws of Cord Blood America, Inc. (1)
5.1	Opinion of Legal Counsel *
10.0	Patent License Agreement dated as of January 1, 2004 between PharmaStem Therapeutics, Inc. and Cord Partners, Inc. (2)
10.1	Web Development and Maintenance Agreement dated March 18, 2004 by and between Gecko Media, Inc. and Cord Partners, Inc. (1)
10.2	Stock Option Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Matthew L. Schissler (1)
10.3	Stock Option Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Joseph R. Vicente (1)
10.4	Stock Option Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Gecko Media, Inc. (1)
10.5	License Agreement by and between Cord Partners, Inc. and Premier Office Centers, LLC (2)
10.6	Purchase and Sale of Future Receivables Agreement between AdvanceMe, Inc. and Cord Partners, Inc. (2)
10.7	Promissory Note dated August 12, 2004 made by Cord Blood America, Inc. to the order of Thomas R. Walkey (2)
10.8	Loan Agreement dated September 17, 2004 by and between Cord Blood America, Inc. and Thomas R. Walkey (3)
10.9	Promissory Note dated January 17, 2005 made by CBA Professional Services, Inc. to the order of Joseph R. Vicente (4)
10.10	Exchange Agreement dated February 28, 2005 by and between Cord Blood America, Inc. and Career Channel, Inc. (5)
10.10	Standby Equity Distribution Agreement dated March 22, 2004 between Cornell Capital Partners, LP and Cord Blood America, Inc. (6)
10.12	Placement Agent Agreement dated March 22, 2005 between Newbridge Securities Corporation, Cornell Capital Partners, LP and Cord Blood America, Inc. (6)
10.13	Registration Rights Agreement dated March 22, 2004 between Cornell Capital Partners, LP and Cord Blood America, Inc. (6)
10.14	Escrow Agreement dated March 22, 2004 between Cord Blood America, Inc., Cornell Capital Partners, LP and David Gonzalez, Esq. (6)
10.15	Promissory Note to Cornell Capital Partners for $350,000 (7)
10.16	Warrant for 1,000,000 shares of common stock to Cornell Capital Partners (7)
10.17	Pledge and Escrow Agreement with Cornell Capital Partners (7)
10.18	Exchange Agreement with Family Marketing Inc. (8)
10.19	Amended and Restated Promissory Note with Cornell Capital Partners for $600,000 (9)
10.20	Amendment Agreement to a Promissory Note with Cornell Capital Partners (10)
10.21	Promissory Note to Cornell Capital Partners for $500,000 (11)
10.22	Warrant to Purchase Common Stock by Cornell Capital Partners (12)
10.23	Security Agreement between Family Marketing Inc. and Cornell Capital Partners (12)
10.24	Security Agreement between Career Channel Inc. and Cornell Capital Partners (12)
10.25	Security Agreement between CBA Professional Services Inc. and Cornell Capital Partners (12)
10.26	Security Agreement between CBA Properties Inc. and Cornell Capital Partners (12)
10.27	Security Agreement between Cord Blood America Inc. and Cornell Capital Partners (12)
10.28	Security Agreement between Cord Partners Inc. and Cornell Capital Partners (12)
10.29	Pledge and Escrow Agreement by Cord Blood America, Inc, Cornell Capital Partners, and David Gonzalez, Esq. (12)
10.30	Insider Pledge and Escrow Agreement by Cornell Capital Partners, Cord Blood America, Inc., Matthew L. Schissler, and David Gonzalez, Esq. (12)
10.31	Investor Registration Rights Agreement between Cord Blood America, Inc. and Cornell Capital Partners (12)
10.32	Securities Purchase Agreement between Cord Blood America, Inc. and Cornell Capital Partners (12)
10.33	Warrant to Purchase Common Stock by Cornell Capital Partners (12)
10.34	Secured Convertible Debenture issued by Cord Blood America, Inc. to Cornell Capital Partners (12)

EXHIBIT	DESCRIPTION
10.35	Secured Convertible Debenture issued by Cord Blood America, Inc. to Cornell Capital Partners (13)
10.36	Amended and Restated Secured Convertible Debenture issued by Cord Blood America, Inc. to Cornell Capital Partners (13)
10.37	Termination Agreement between Cord Blood America, Inc. to Cornell Capital Partners (13)
10.38	Employment Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Matthew L. Schissler (14)
10.39	Consulting Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Stephanie Schissler (14)
10.40	Stock Option Schedule dated January 1, 2006 by and between Cord Blood America, Inc. and Stephanie Schissler (14)
10.41	Asset Purchase Agreement between Cord Partners, Inc. and Cryobank for Oncologic and Reproductive Donors, Inc. (15)
10.42	Board Compensation Plan (16)
10.42	Web Development and Maintenance Agreement with Gecko Media, Inc. (17)
10.43	Investment Banking Agreement with Kings Pointe Capital, Inc. (18)
10.44	Investment Banking Agreement with FAE Holdings, Inc. (18)
10.45	Investment Banking Agreement with First SB Partners, Inc. (18)
10.46	Agreement with Cornell Capital Partners, LP (19)
10.47	Subscription Agreement with Strategic Working Capital Fund, L.P. (20)
10.48	Promissory Note for the Benefit of Strategic Working Capital Fund, L.P. (20)
10.49	Funds Escrow Agreement with Strategic Working Capital Fund, L.P. (20)
10.50	Severance Agreement, dated September 8, 2006, between the Company and Sandra Anderson (21)
10.51	Stock Purchase Agreement, dated September 5, 2006, between the Company and Noah Anderson (21)
10.52	Asset Purchase Agreement, executed October 13, 2006, between the Company and CorCell, Inc. (22)
10.53	Stock Purchase Agreement, executed October 13, 2006, between the Company and Independence Blue Cross (22)
10.54	Existing Samples Purchase Agreement, executed October 13, 2006, between the Company and Independence Blue Cross (22)
10.55	Registration Rights Agreement, executed October 13, 2006, between the Company and Independence Blue Cross (22)
10.56	Existing Samples Purchase Agreement, executed October 13, 2006, between the Company and CorCell, Inc. (22)
10.57	Bill of Sale, executed October 13, 2006, between the Company and CorCell, Inc. (22)
10.58	Assumption Agreement, executed October 13, 2006, between the Company and CorCell, Inc. (22)
10.59	Trademark Assignment, executed October 13, 2006, between the Company and CorCell, Inc. (22)
10.60	Non-Competition Agreement, executed October 13, 2006, between the Company and CoCell, Inc. (22)
10.61	Office Sublease, executed October 13, 2006, between the Company and CoCell, Inc. (22)
10.62	Employment Agreement Assignment, executed October 13, 2006, between the Company and Bruce Ditnes (22)
10.63	Employment Agreement Assignment, executed October 13, 2006, between the Company and Jill Hutt (22)
10.64	Employment Agreement Assignment, executed October 13, 2006, between the Company and Antonia Lafferty (22)
10.65	Employment Agreement Assignment, executed October 13, 2006, between the Company and Marcia Laleman (22)
10.66	Employment Agreement Assignment, executed October 13, 2006, between the Company and Marion Malone (22)
10.67	Employment Agreement Assignment, executed October 13, 2006, between the Company and George Venianakis (22)

EXHIBIT	DESCRIPTION
10.68	Technology License Agreement, executed October 13, 2006, between the Company and Vita34AG (22)
10.69	Agreement by and between Cord Blood America, Inc and Cornell Capital Partners, LP executed October 13, 2006 (23)
10.70	Promissory Note dated October 23, 2006 between the Company and Bergen Regional Community Blood Services (24)
10.71	Stock Pledge, Escrow and Security Agreement dated October 23, 2006 for the benefit Bergen Regional Community Blood Services (25)
10.72	Placement Agency Agreement ,dated December 18, 2006, by and between the Company and Stonegate Securities, Inc. (26)
10.73	Consulting Agreement dated June 1, 2007, by and between Cord Blood America, Inc. and Midtown Partners & Co., LLC (27)
10.74	Exclusive Consulting Agreement, dated May 21, 2007, by and between Cord Blood America, Inc. and Jean R. Fuselier, Sr. (27)
10.75	Exclusive Consulting Agreement, dated May 21, 2007, by and between Fuselier Holding, LLC and Cord Blood America, Inc. (27)
10.76	Promissory Note in the amount of $121,500 to Stephanie Schissler (28)
10.77	Promissory Note in the amount of $76,950 to Stephanie Schissler (28)
10.78	Promissory Note in the amount of $25,650 to Matthew L. Schissler (28)
10.79	Pledge Agreement, dated September 28, 2007, between Cord Blood America, Inc., and Stephanie Schissler, relating to note in the amount of $121,500 (28)
10.80	Pledge Agreement, dated September 28, 2007, between Cord Blood America, Inc., and Stephanie Schissler, relating to note in the amount of $76,950 (28)
10.81	Pledge Agreement, dated September 28, 2007, between Cord Blood America, Inc., and Matthew L. Schissler (28)
10.82	Asset Purchase Agreement, dated August 20, 2007, among Cord Partners, Inc., Cord Blood America, Inc., and CureSource, Inc. (29)
10.83	Form of Senior Convertible Note (30)
10.84	Form of Warrant to Purchase Common Stock (30)
10.85	Secured Original Issue Discount Debenture, by CorCell (30)
10.86	Common Stock Purchase Warrant, dated November 26, 2007, by Cord Blood America, Inc. (30)
10.87	Securities Purchase Agreement, dated November 26, 2007, by and among Cord Blood America, Inc., Enable Growth Partners LP, and the other Purchasers (30)
10.88	Security Agreement, dated November 26, 2007, among Cord Blood American, Inc. and the Purchasers (30)
10.89	Registration Rights Agreement, dated November 26, 2007, among Cord Blood America, Inc. and the Purchasers (30)
10.90

Second Amendment, dated November 26, 2007, to the Securities Purchase Agreement, dated as of February 14, 2007, as amended by the First Amendment, dated as of April 9, 2007, by and among CorCell, Cord Blood America, Inc., and Shelter Island (30)

10.91	CorCell Security Agreement, dated as of November 26, 2007, by and between Cord Blood America, Inc., and Shelter Island (30)
10.92	Put Option Agreement, dated as of November 26, 2007, by and between Cord Blood America, Inc. and Shelter Island (30)
10.93	Subordination Agreement, dated November 26, 2007, by and between Cord Blood America, Inc., CorCell, Career Channel, Inc., the Purchasers and Shelter Island (30)
10.94	Manufacturing Support Services Agreement, dated August 1, 2007, by and between Cord Blood American, Inc. and Progenitor Cell Therapy, LLC (31)
10.95	Form of Sublease, dated October 1, 2006, by and between CorCell, Inc. and Cord Blood America, Inc. (31)
10.96	Securities Purchase Agreement between the Company and Tangiers dated June 27, 2008 (32)
10.97	Registration Rights Agreement between the Company and Tangiers dated June 27, 2008 (32)
10.98	Waiver Letter, dated May 22, 2008, by and among the Company and Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, ena.(33)
10.99

Fourth Amendment to Securities Purchase Agreement, dated June 3, 2008, by and among CorCell, Ltd., the Company, Career Channel, Inc., a Florida corporation d/b/a Rainmakers International, and Shelter Island Opportunity Fund, LLC(33)

EXHIBIT	DESCRIPTION
10.100	Form of Common Stock Purchase Warrant to Purchase Shares of Common Stock of the Company(33)
10.101
10.102	Amendment No. 1 to Securities Purchase Agreement filed on Form S-1 filed on January 23 2009 and dated January 22, 2009 (34)
10.103	Amendment No. 1 to Securities Purchase Agreement, dated November 25, 2008 (35)
10.104	Amendment No. 1 to Securities Purchase Agreement filed herewith dated January 22, 2009 (36)
10.105	Employment Agreement between the Company and Joseph Vicente(37)
10.106	Amendment Agreement, dated as of February 20, 2009, by and among Shelter Island Opportunity Fund, LLC, Corcell Ltd. and Cord Blood America, Inc. (39)
21	List of Subsidiaries (34)
23.1	Consent of Rose, Snyder & Jacobs filed herewith
23.2	Consent of Legal Counsel (included in Exhibit 5.1)
99.1	Executive Employment Agreement by and between Cord Blood America, Inc, a Florida Corporation (the “Company” or “Employer”) and JOSEPH R. VICENTE (the “Employee”). (40)

———————

*

To be filed by amendment.

(1)

Filed as an exhibit to Registration Statement on Form 10-SB filed on May 6, 2004.

(2)

Filed as an exhibit to Amendment No. 1 to Form 10-SB filed on August 23, 2004.

(3)

Filed as an exhibit to Amendment No. 2 to Registration Statement on Form 10-SB filed on October 6, 2004.

(4)

Filed as an exhibit to Current Report on Form 8-K filed on January 17, 2005.

(5)

Filed as an exhibit to Current Report on Form 8-K filed on March 1, 2005.

(6)

Filed as an exhibit to Current Report on Form 8-K filed on March 28, 2005.

(7)

Filed as an exhibit to Current Report on Form 8-K filed on May 2, 2005.

(8)

Filed as an exhibit to Current Report on Form 8-K filed on May 3, 2005.

(9)

Filed as an exhibit to Current Report on Form 8-K filed on June 24, 2005.

(10)

Filed as an exhibit to Current Report on Form 8-K filed on July 7, 2005.

(11)

Filed as an exhibit to Current Report on Form 8-K filed on July 21, 2005.

(12)

Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005.

(13)

Filed as an exhibit to Current Report on Form 8-K filed on December 23, 2005.

(14)

Filed as an exhibit to Current Report on Form 8-K filed on January 6, 2006.

(15)

Filed as an exhibit to Current Report on Form 8-K filed on January 18, 2006.

(16)

Filed as an exhibit to Current Report on Form 8-K filed on February 8, 2006.

(17)

Filed as an exhibit to Current Report on Form 8-K filed on May 5, 2006.

(18)

Filed as an exhibit to Current Report on Form 8-K filed on June 1, 2006.

(19)

Filed as an exhibit to Current Report on Form 8-K filed on June 29, 2006.

(20)

Filed as an exhibit to Current Report on Form 8-K filed on August 2, 2006.

(21)

Filed as an exhibit to Current Report on Form 8-K filed on September 11, 2006.

(22)

Filed as an exhibit to Current Report on Form 8-K filed on October 13, 2006.

(23)

Filed as an exhibit to Current Report on Form 8-K filed on October 17, 2006.

(24)

Filed as an exhibit to Current Report on Form 8-K filed on October 27, 2006.

(25)

Filed as an exhibit to Current Report on Form 8-K filed on October 23, 2006.

(26)

Filed as an exhibit to Current Report on Form 8-K filed on December 29, 2006.

(27)

 Filed as an exhibit to Current Report on Form 8-K filed on June 6, 2007.

(28)

Filed as an exhibit to Current Report on Form 8-K filed on October 3, 2007.

(29)

Filed as an exhibit to Current Report on Form 8-K filed on August 21, 2007.

(30)

Filed as an exhibit to Current Report on Form 8-K filed on November 30, 2007.

(31)

Filed as an exhibit to Registration Statement on Form SB-2 filed on December 28, 2007.

(32)

Filed as an exhibit to Current Report on Form 8-K filed on July 3, 2008.

(33)

Filed as an exhibit to Current Report on Form 8-K filed on June 3, 2008.

(34)

Filed as an exhibit to Current Report on Form 8-K filed on November 17, 2008

(35)

Filed as an exhibit to Current Report on Form 8-K filed on December 5, 2008

(36)

Filed as an exhibit to Registration Statement on Form S-1 filed on January 23, 2009

(37)

Files as an exhibit to Registration Statement on Form S-1 filed on January 25, 2008

(38)

Filed as exhibit to Current Report on Form 8-K filed on August 29, 2008

(39)

Filed as an exhibit to the Current Report on Form 8-K filed on February 26, 2009

(40)

Filed as an exhibit to the Current Report on Form 8-K filed on March 31, 2009

Item 17.

Undertakings

(A) The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment of the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 1st day of May 2009.

CORD BLOOD AMERICA, INC.

Date: May 1, 2009	By:	/s/ MATTHEW L. SCHISSLER
Matthew L. Schissler
Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Matthew Schissler as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933).

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ MATTHEW L. SCHISSLER	Chairman of the Board and Principal Executive Officer and Principal Financial Officer, Principal Accounting Officer	May 1, 2009
Matthew L. Schissler

/s/ JOSEPH VICENTE	Vice President and Director	May 1, 2009
Joseph Vicente

/s/ TIMOTHY MCGRATH	Director	May 1, 2009
Timothy McGrath